UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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SUPERVALU INC.

(Name of Registrant as Specified in Its Charter)

BLACKWELLS CAPITAL LLC

JASON AINTABI

RICHARD A. ANICETTI

STEVEN H. BAER

FRANK LAZARAN

R. CHRIS KREIDLER

JAMES J. MARTELL

SANDRA E. TAYLOR

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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2018 ANNUAL MEETING OF SHAREHOLDERS
OF
SUPERVALU INC.

PROXY STATEMENT
OF
BLACKWELLS CAPITAL LLC

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GREEN PROXY CARD TODAY

Blackwells Capital LLC, a Delaware limited liability company (“Blackwells Capital”), Jason Aintabi (collectively, “Blackwells” or “we”) are significant shareholders of Supervalu Inc., a Delaware corporation (“Supervalu” or the “Company”), who, together with the other participants in this solicitation, beneficially own an aggregate of 2,973,036 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, representing approximately 7.7% of the outstanding shares of Common Stock. Blackwells owns common stock and is also a party to a number of options contracts, some of which have the effect of reducing Blackwells’ exposure to volatility in the price of Supervalu stock, as more fully described herein under the “Additional Participant Information.”

We believe that the Board of Directors of the Company (the “Board”) must be reconstituted to ensure that the interests of the shareholders are appropriately represented in the boardroom. We have nominated directors who have distinguished, relevant backgrounds and who are committed to taking appropriate action to address the Company’s persistent underperformance.

At this year’s annual meeting of shareholders (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), which will be held at the Company’s headquarters located at 11840 Valley View Road, Eden Prairie, Minnesota 55344, on Thursday August 16, 2018, at 8:00 a.m., Central Time, you will be asked to vote on the following items of business:

1.

The election of nine directors for the Supervalu Board of Directors (the “Board”) to serve until the 2019 annual meeting of shareholders and until their respective successors are duly elected and qualified. We have nominated six candidates: Richard A. Anicetti, Steven H. Baer, Robert C. Kreidler, Frank Lazaran, James J. Martell and Sandra E. Taylor (each a “Nominee” and, collectively, the “Nominees”).

2.	The approval of the Agreement and Plan of Merger, dated as of June 7, 2018, by and among Supervalu, Supervalu Enterprises, Inc. and Supervalu Merger Sub, Inc., included in the Company’s Proxy Statement/Prospectus as Appendix A (the “Reorganization Proposal”).

3.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending February 23, 2019.

4.	An advisory resolution on executive compensation.

5.	Our proposal to request the Board’s Leadership Development and Compensation Committee (the “Committee”) to provide more robust disclosure concerning the use of the Company’s corporate aircraft each year in the Company’s annual proxy statement (the “Supervalu Jet Transparency Proposal”).

6.	Such other business as may properly come before the Annual Meeting.

This Proxy Statement, which is being furnished by Blackwells, is seeking your support for the Nominees and for the Supervalu Jet Transparency Proposal. Accordingly, with respect to the election of directors, the enclosed GREEN proxy card may only be voted for the Nominees and does not permit you to vote for any of the Company’s director nominees. See “Voting and Proxy Procedures” below for additional information. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

The participants in this solicitation intend to vote their shares (the “Blackwells Group Shares”) FOR the election of the Nominees, FOR the Reorganization Proposal, FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, AGAINST the approval of the advisory vote on the compensation of the Company’s named executive officers and FOR the Supervalu Jet Transparency Proposal.

The Company has set the close of business on June 25, 2018 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is Supervalu Inc., P.O. Box 990, Minneapolis, Minnesota 55440. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

According to the Company, as of the Record Date, there were 38,623,859 shares of Common Stock outstanding and eligible to vote at the Annual Meeting.

This Proxy Statement and the enclosed GREEN proxy card are first being mailed to shareholders on or about July 2, 2018.

THIS SOLICITATION IS BEING MADE BY BLACKWELLS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, TO WHICH BLACKWELLS IS NOT MADE AWARE OF WITHIN A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GREEN PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

BLACKWELLS URGES YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES, AGAINST THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AND FOR THE SUPERVALU JET TRANSPARENCY PROPOSAL.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting —

This Proxy Statement is available at

www.savesupervalu.com

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IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. Blackwells urges you to sign, date, and return the enclosed GREEN proxy card today to vote FOR the election of the Nominees, FOR the auditor ratification proposal, AGAINST the advisory vote on executive compensation, and FOR the Supervalu Jet Transparency Proposal. Blackwells makes no recommendation with respect to the Reorganization Proposal.

●	If your shares of Common Stock are registered in your own name, please sign and date the enclosed GREEN proxy card and return it to Blackwells, c/o Morrow Sodali (“Morrow Sodali”), in the enclosed postage-paid envelope today.

●	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GREEN voting form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

●	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our six (6) Nominees only on our GREEN proxy card. So please make certain that the latest dated proxy card you return is the GREEN proxy card.

If you have any questions, require assistance in voting your GREEN proxy card,

or need additional copies of Blackwells’ proxy materials,

please contact Morrow Sodali at the phone numbers listed below.

Shareholders call toll free at (800) 662-5200

Banks and Brokers may call collect at (203) 658-9400

blackwells@morrowsodali.com

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BACKGROUND TO THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

●	On June 19, 2017, Blackwells made its initial investment in the Company.

●	On August 24, 2017, a representative of Blackwells met with the Company’s Investor Relations team at the Company’s headquarters in Eden Prairie, Minnesota, to discuss various shareholder concerns.

●	On October 25, 2017, Blackwells sent a letter to the Company, expressing disappointment with the Company’s steadily declining performance and lack of a clear vision to arrest share price declines. Blackwells urged the Company to defend shareholder value by (i) selling a third of its remaining food stores, (ii) paying a dividend and committing to growing a dividend over time, (iii) adopting an active and substantial share repurchase plan, and (iv) adding new members to the Board and management.

●	On December 7, 2017, representatives of Blackwells met with representatives of the Company at Blackwells’ office in New York City. Blackwells discussed its interest in constructively working with the Company to increase shareholder value. Blackwells presented a clear strategic analysis detailing the Company’s corporate strengths as well as operational deficiencies and competitive challenges. The discussion centered on a benchmarking comparison of the Company with its peers, showing that the Company was the only company in the group to not pay a dividend, have a shareholder buyback or actively engage with investors and analysts on the Company’s prospects. Further discussion concentrated on the benefits of divesting its retail operations and monetizing real estate to return capital to shareholders and pay down debt. Blackwells also expressed concern about the management turnover and urged the Company to move swiftly to fill important roles, such as Chief Financial Officer, Head of Retail and Head of Strategy with professionals and those with demonstrable track records of success.

The Company’s Chief Executive Officer Mark Gross, Executive Vice President and Interim Chief Financial Officer Rob Woseth, and Vice President of Investors Relations Steve Bloomquist, all in attendance at the meeting, recognized Blackwells’ concerns and promised to follow-up with a meeting to sit down with Mr. Gross and Donald Chappel, Chairman of the Board, to discuss these concerns.

●	On January 10, 2018, the Company announced its third quarter earnings results. The stock fell 13.7% that day. Several sell-side analysts downgraded their expectations for the Company based on what they perceived as poor execution on the Company’s wholesale operations from a mismanagement of capacity at various distribution centers.

The Company announced that its retail operations continued to lose money for the third quarter ending December 2, 2017, with a $6 million loss from operations as comparable stores sales fell 3.5%, while net debt and capital lease obligations increased $260 million to $1.86 billion from the previous quarter from diminished profitability and cash flows.

On a conference call open to the public, Mr. Gross, in response to a question from Morgan Stanley’s Vincent J. Sinisi, stated that “what [the Company] found was [its] problem, with some customers, some serious spikes that were unanticipated and not well-executed on.” Mr. Gross added, in a response to Telsey Advisory Group (“Tesley”) analyst Joseph Isaac Feldman, “[The Company] didn’t execute the way [it] wanted to.”

In response to a question by Wells Fargo & Co. (“Wells Fargo”) analyst Stephanie Chang on the Company’s Retail division, Mr. Gross stated that for “some of [the] other banners, traffic was more difficult, and the response to promotional plans wasn’t as good. And you see in [the] results this decline in total Retail sales. The piece is almost a tale of two cities, although it’s several cities, obviously, but in some of it, it’s going well and in others, not so.”

Mr. Gross also stated, in response to a question by Ajay Kain from Pivotal Group, that it engaged a nationally recognized company to sell non-core assets and that the Company would be “thrilled on the day [it could] announce the decisions on any of this.”

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●	On January 17, 2018, representatives of Blackwells met with Messrs. Chappel, Gross, Woseth and Bloomquist at the Company’s headquarters in Eden Prairie, Minnesota. Blackwells presented comprehensive and data-driven analyses centering on the Company’s competitive positioning and financial opportunities. The competitive position analysis reviewed the consistent weakness of the Company’s stock price and the stark inadequacies of its shareholder engagement and capital management practices. The participants further discussed analyst commentary of the Company, and the recent downgrades by the Royal Bank of Canada, Goldman Sachs Group, Inc., Telsey, Wells Fargo and Morgan Stanley as well as the credit research from Merrill Lynch Wealth Management and Moody’s Investors Service that expressed a similar concern and need for urgency. Blackwells questioned the lack of stock ownership of the Company’s senior executives and Board members, especially the directors with long tenure, as well as the composition and compensation of the Board. Blackwells suggested that Supervalu add Mr. Aintabi, as a shareholder representative with a large personal ownership stake in the Company, to the Board along with two independent professionals that Blackwells would identify. Blackwells also presented an analysis on the weakness of the Company’s retail operations, further enhanced by Blackwells’ site visits and validated by the grocery retail experts hired by Blackwells to examine the Company’s retail operations.

The financial component assessed the following: (1) value accretion that could occur in a variety of mergers-of-equals or business partnerships and (2) corporate initiatives the Company could immediately undertake to arrest the deterioration of shareholder value. Among other things, Blackwells noted that the Company’s valuation in the market implied that the retail businesses were net detractors from the Company’s aggregate value. The range of scenarios included analyses that would represent 30%-200% appreciation to the Company’s then current share price, that were based on comparable M&A transactions, peer trading analyses, and sum-of-the-parts. Included in the presentation materials Blackwells prepared was a history of consolidation in the grocery retail and logistics industries, and the rationale for why further consolidation was appealing and inevitable.

In addition, the participants discussed stock-specific initiatives, including: (1) the reorganization of Wholesale and Retail into separate corporate entities; (2) the divestiture or spin-off of Retail; and (3) capital management initiatives, including (a) sale leaseback, (b) a special dividend, (c) a stock buy-back, and (d) an ordinary dividend. Other initiatives were presented to enhance operations, including (1) modified pricing structures with consumer-packaged-goods companies, (2) partnership with logistics companies to enhance efficiencies, and (3) white label and e-commerce solutions. A last component of the discussion re-asserted the need to elevate the capabilities of the Company’s Board and executive management team.

Messrs. Chappel and Gross thanked the representatives from Blackwells for their analysis, emphasizing they were “impressed” with the analytic rigor and depth. They asked for a copy of the analyses and Blackwells’ opinion about timing, mechanics and implementation of such initiatives. Blackwells indicated that it had engaged with expert consultants and advisors to prepare the analyses and that Blackwells would share the results of these third-party tax and legal analyses with the Company’s external advisors, if the Company so desired.

●	On January 19, 2018, Blackwells sent an email to the Company’s Board, indicating its intention to pursue the nomination of directors at the Company’s Annual Meeting.

●	On February 6, 2018, Blackwells sent a letter to the Company’s Board, announcing its intention to pursue the nomination of three directors at the Company’s Annual Meeting. On the same day, the Company disclosed that it would evaluate Blackwells’ director nominees when submitted.

●	Also on February 6, 2018, Blackwells released an investor presentation titled “Save Supervalu: A fundamental analysis and diagnostics report prepared by Blackwells Capital” (the “Blackwells Presentation”), outlining in detail Blackwells’ concerns regarding Blackwells’ views of the continued mismanagement at the Company and destruction of shareholder value.

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●

On February 27, 2018, the Company filed a Form 8-K with the Securities and Exchange Commission (the “SEC”) to announce the appointment of Mr. Woseth as the Company’s Executive Vice President and Interim Chief Financial Officer, effective February 25, 2018.

●	On March 14, 2018, the Company disclosed by press release its entry into three separate definitive agreements to sell 21 of its 38 Farm Fresh Food & Pharmacy (“Farm Fresh”) stores for approximately $43 million in cash to three different retailers. The Company also indicated that it was continuing discussions and exploring potential transactions to sell the remaining Farm Fresh stores to current and prospective wholesale customers and Farm Fresh employees.

●	On March 15, 2018, Blackwells publicly responded to the Company’s disclosure from the previous day through a press release, stating that the sale of approximately 10% of its retail locations was an “incremental step” in line with Blackwells’ prior recommendation to divest the Company’s nearly 200 retail locations, which Blackwells believes are depressing the Company’s valuation and being neglected by management. Blackwells added that the Company’s trumpeting of such a sale as part of its two-year effort to “transform our business,” during which period the Company’s share price declined over 60%, demonstrated the Board’s lack of urgency, imagination, and concern for shareholders. Blackwells also reiterated its intention to nominate a slate of experienced directors to the Board in connection with the Annual Meeting.

●	On March 20, 2018, Blackwells privately submitted a notice of intent to nominate a slate of six (6) director candidates, none of whom have any prior business relationship with Blackwells, for election to the Board at the Annual Meeting. In addition, Blackwells stated its intention to submit a non-binding business proposal for consideration of shareholders calling for more robust annual disclosures by the Leadership Development and Compensation Committee regarding the Company’s private jet.

●	On March 22, 2018, the Company issued a press release publicizing selected portions of Blackwells’ March 20 notice, which had been submitted privately to the Company.

●

On March 22, 2018, Blackwells submitted a letter to the Company, pursuant to Section 220 of the Delaware General Corporation Law (“Section 220”), demanding to inspect, among other things, the Company’s shareholder list materials (the “Shareholder List Demand”).

●	On March 29, 2018, the Company responded to the Shareholder List Demand, agreeing to provide information responsive to Blackwells pursuant to certain conditions, including Blackwells’ execution of a confidentiality agreement.

●	On April 5, 2018, the Company filed a Current Report on Form 8-K with the SEC to announce the appointment of David W. Johnson as the Company’s Chief Accounting Officer.

●	Also on April 5, 2018, the media reported that the Company was working with an advisor on a possible sale of the Company.

●	On April 9, 2018, an advisor to Blackwells spoke with Company counsel. During the call, the advisor referenced the media reports and reiterated Blackwells’ view that the hiring of a financial advisor to explore all options to enhance shareholder value was positive. In addition, the Blackwells advisor indicated that, if the media reports were true, Blackwells would consider a reasonable resolution of the election contest to ensure the review of strategic alternatives could proceed without disruption.

●	Later on April 9, 2018, Dow Jones reported that sources close to the Company indicated that it was not working with an advisor on a possible sale of the Company.

●

On April 13, 2018, Blackwells submitted a letter to the Company, pursuant to Section 220, demanding to inspect, among other things, books and records containing information related to the use of the Company’s private jet (the “Private Jet Records Demand”).

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●	On April 23, 2018, representatives of Blackwells spoke to counsel for the Company who indicated that the Company was willing to have its executive recruiting firm “screen” two of Blackwells’ nominees. Counsel for the Company cautioned, however, that the offer to “screen” these candidates should not be interpreted by Blackwells as a signal of a willingness by the Company to modify the composition of its Board in any manner.

●	On April 25, 2018, the Company held a call announcing its fourth quarter earnings results in which management revealed to shareholders for the first time that the Company had entered into definitive agreements to sell eight of its owned distribution centers, representing approximately 5.8 million square feet, to a single buyer for an aggregate purchase price of $483 million in gross proceeds.

●	On April 27, 2018, the Company’s counsel delivered a response letter to the Private Jet Records Demand that asserted, among other things, that Blackwells did not have a proper purpose for inspecting the requested books and records.

●	On May 3, 2018, in a telephone conversation between Blackwells’ representatives and the Company’s counsel, Blackwells offered to resolve the contested election with the Company on the conditions that (i) three of Blackwells’ nominees be appointed to the Board and two incumbent directors resign from the Board; (ii) a strategic alternatives committee of the Board be formed; and (iii) one Blackwells’ nominees be appointed as chairman of the newly formed strategic alternatives committee.

●	On May 11, 2018, Blackwells’ and the Company’s respective counsel discussed by telephone the Private Jet Records Demand. The Company’s counsel indicated that the Company still maintained that Blackwells did not have a proper purpose for inspecting the requested books and records, but was willing to produce only Board-level documents (e.g., meeting minutes and presentations) related to the adoption of the Company’s private jet policies. Counsel for the Company also asked Blackwells’ counsel for additional information about the Private Jet Records Demand and indicated that the Company refused to produce flight-level detail about passengers using the private jet potentially in violation of Company policy.

●	On May 14, 2018, representatives of Blackwells and counsel for the Company spoke by telephone. Counsel for the Company indicated that the Board of Directors had discussed the May 3 settlement proposal and had determined to reject it in its entirety. Counsel for the Company reiterated the Company’s willingness to have its executive recruiter “screen” two of Blackwells’ nominees.

●	On May 17, 2018, Blackwells issued in a press release an open letter to the Board, decrying the Board’s consistent and systematic rejection of Blackwells’ repeated, good-faith attempts to constructively engage with management and the Board over the past eight months about specific ways to reverse the Company’s precipitous decline. Blackwells noted that the Board only took further action with respect to Blackwells’ director nominations more than a month after they were submitted, with an empty gesture of having two of the six (6) nominees “screened” by the Company’s executive search firm, presumably as part of a self-selecting Board refresh. In addition, Blackwells questioned the Board’s motives in failing to set the Record Date for the Annual Meeting, which typically occurs in mid-July, and stressed that if the Board continued the procrastination, delay tactics and defensive half measures that led the Company and its shareholders to the present realities, Blackwells intended to give shareholders a clear choice between what it viewed as the status quo with an entrenched Board or a slate of highly qualified, independent Board candidates who Blackwells believes are prepared and committed to unlock value for all shareholders. For the purposes of full disclosure, none of the Nominees are investors in Blackwells or affiliates, associates, representatives, or employees of Blackwells.

●	On May 18, 2018, Blackwells’ complied with the Company’s counsel request for a supplement to the Private Jet Records Demand (the “Supplementary Private Jet Records Demand,” together with the Private Jet Records Demand, the “Private Jet Records Demands”) to further elaborate on Blackwells’ proper purpose to inspect the books and records requested in the Private Jet Records Demands.

●	On May 25, 2018, Company’s counsel responded to the Supplementary Private Jet Records Demand, stating, among other things, that the Company might be amenable to a targeted document production, but continued to assert that Blackwells did not have a proper purpose for inspecting the requested books and records.

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●	On May 29, 2018, Blackwells filed a Schedule 13D, disclosing its ownership stake in the Company, and its preliminary proxy statement with the SEC.

●	Also on May 29, 2018, Blackwells Capital submitted an additional supplement (the “Section 220 Letter Supplement”) to its April 13, 2018 and May 18, 2018 Private Jet Records Demand, pursuant to Section 220, requesting, once again, to inspect, among other things, books and records with respect to the use of the Issuer’s private jet and related corporate policies (the “Private Jet Records”). The Section 220 Letter Supplement included an additional request to inspect books and records containing information that would allow Blackwells Capital to confirm that the Board is treating the highly qualified professionals nominated by Blackwells Capital in a manner consistent with the board member selection processes undertaken by the Issuer in the past (the “Director Selection Records”). Blackwells Capital requested the Director Selection Records because of the Board’s request to have its executive recruiting firm screen two (2) out of the six (6) director candidates nominated by Blackwells Capital before even considering whether it would meet with these candidates.

●	On May 30, 2018, Blackwells filed Amendment No. 1 to its Schedule 13D to disclose the submission of the Section 220 Letter Supplement delivered the previous day.

●	On June 8, 2018, the Company’s counsel delivered a response letter to the Section 220 Letter Supplement, stating, among other things, that Blackwells was not entitled to the records requested therein.

●	On June 12, 2018, the Company filed its preliminary proxy statement.

●	On June 18, 2018, Blackwells contacted the Company’s Investor Relations function to inquire about the Company’s proposal to reorganize Supervalu’s corporate structure.

●	On June 21, 2018, Blackwells filed an amendment to its preliminary proxy statement.

●	On June 26, 2018, the Company filed an amendment to its preliminary proxy statement.

●	On June 27, 2018, Blackwells filed a second amendment to its preliminary proxy statement.

●	On June 27, 2018, Blackwells filed a third amendment to its preliminary proxy statement.
●	On June 29, 2018, Blackwells filed its definitive proxy statement.

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REASONS FOR THE SOLICITATION

Blackwells owns approximately 7.7% of the equity of Supervalu and is a party to various options contracts as described elsewhere in this proxy statement. We are disappointed with the performance of the Company, its Board and management, its strategy and its operations. Over the last decade, from June 15, 2008 to June 15, 2018, the stock has declined more than 90%.3 Over that period, Supervalu shareholders have lost more than $5.4 billion in the aggregate.4

Blackwells believes there is significant potential in the Company’s assets, people, markets and business relationships. Supervalu is one of the country’s largest publicly held grocery distributors and retailers, whose significant competitive advantages include its durable wholesale distribution cash flows, compelling acquisition environment and the real estate value of its owned distribution centers and stores. Further, we believe the Company’s value should stand to benefit from a growing addressable market and the increasing US consumer population and aggregate grocery expenditures.

The Company, in our view, has simply failed to capitalize on this potential to create value for shareholders. We believe the Company has a misguided strategy, a history of poor execution, and an inadequate and inexperienced Board. Supervalu’s strategic choice to operate in both the retail and wholesale segments of the grocery industry, championed by its Chief Executive Officer Mark Gross,5 has destroyed value because it has led to a lack of management focus, poor capital allocation (and an increased cost of capital) and suppressed valuation multiples, in our view. Further, we believe that Supervalu’s refusal to change strategies, despite the Company’s persistent low valuation relative to peers and the sector, as measured by the ratio of enterprise value to earnings before interest, taxes, depreciation and amortization (“EBITDA”),6 is indicative of a lack of independent, objective, and fresh thinking in the boardroom.

We believe change in the Board’s composition is needed to ensure objective and independent oversight of the Company’s operations, strategy and management. In our view, shareholders cannot expect the Company to perform better in the future than it has in the past without fundamental change, beginning in the boardroom. Of Supervalu’s nine current Board members, only one has any recent relevant direct retail grocery operational experience. Neither of the last two Board chairs comes from the wholesale or retail food industry, but rather from waste management and toys, respectively.7

We have reached these conclusions after considering the following facts, among other things:

●	The Company’s stock has underperformed all relevant benchmarks (and peer groups)[8] over one-, three-, five- and ten-year time periods, as evidenced in part by the chart below.

Source: Bloomberg

Note: (a) Returns as of February 5, 2018, day prior to Blackwells’ public presentation on Supervalu. Adjusted for dividends.

3 Source: Bloomberg.

4 Source: Bloomberg.

5 Gross, Mark, 2017 Goldman Sachs Annual Global Retailing Conference, September 7, 2017, New York.

6 Based on the 82 companies in the Russell 3000 Consumer Staples Index with analyst estimates, Supervalu had the 4th lowest EV / EBITDA multiple as of February 5, 2018, the day prior to Blackwells’ public presentation on Supervalu. Source: CapitalIQ.

7 Supervalu Inc. (June 6, 2017) Form DEF 14A. Retrieved from http://www.sec.gov.

8 Source: Bloomberg.

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b)	Proxy peers consist of companies used in Supervalu’s 2017 definitive proxy statement for assessing relative total shareholder returns: CASY, CORE, IMKTA, SFS, SPTN, SFM, SPLS, SYY, CHEF, KR, UNFI, VLGEA, WMK

c)	Grocery peers consists of: KR, SFM, VLGEA, WMK and IMKTA

d)	Wholesale peers consists of: SPTN, UNFI

●	Supervalu’s operating results continue to erode and are significantly worse than its peers. From 2013 to 2017, Supervalu saw its EBITDA decline at a compounded annual growth rate (“CAGR”) of -5.0%, whereas its grocery peers (KR, IMKTA, VLGEA, and WMK) were able to grow at an average +1.3% CAGR and its wholesale peers (SPTN and UNFI) were able to grow at a CAGR of +5.8%.[9] EBITDA is a key metric used to assess the operating performance of each of these companies by investors.

●	Supervalu has failed to avail itself of attractive real estate and M&A markets, in our view. Supervalu continues to own a substantial amount of real estate, including more than 13.3 million square feet of distribution warehouse space.[10] With real estate valuations at all-time highs, the Company in our view could have monetized this real estate through attractive sale-leaseback transactions, but only began such efforts belatedly after we publicly prodded Supervalu do so. Moreover, Supervalu missed the chance, we believe, to sell its retail grocery stores at premium valuations when there was significant consolidation in the industry. These missed opportunities, in our opinion, reflect a lack of urgency, creativity and independence on the part of the Board.

●	Supervalu is undervalued by the capital markets, in our view. Despite its discounted valuation, most of the sell-side research analysts covering the Company have “hold” or “sell” ratings on the stock. As of May 25, 2018, Supervalu’s short interest, a key indicator of investor pessimism, is 9.6 million shares, or approximately 25% of total float, which is also approximately its highest level in over five years, and monumentally higher than any of its peers.[11] In our opinion, this skepticism by sell-side analysts and investors is the result of investors’ concerns about the Company’s strategy and ability to execute the current plan, as well as a lack of confidence in Supervalu’s leadership. With the share price trading near six-year lows, we believe investors have lost confidence in Supervalu’s current strategy and Board.

●	The Board has failed to align the interests of management with those of shareholders, in our view. The named executive officers have been paid in excess of $20 million in fiscal 2016 and $19 million in fiscal 2017, during which time they oversaw the destruction of approximately $1 billion in shareholder value.[12] Additionally, the current Board members and executives, according to the Company’s 2017 proxy statement, own only 0.67% of the Company’s common stock, including an only 0.02% ownership stake by Chief Executive Officer Mark Gross. We believe Supervalu’s failure to align management and the Board’s incentives with shareholder interests is a key factor to explain the Company’s persistent underperformance and market perception.

Blackwells has made repeated, good-faith attempts over the past eight months to engage management and this Board about specific ways to reverse Supervalu’s decline in value and operating performance. These attempts have been rejected. Instead, the Company has taken what we believe are ineffective half-measures. While these half-measures may be perceived by the Board to insulate the directors from further criticism, we believe they are ineffective at enhancing shareholder value, which should be the goal of the Board.

On this basis, Blackwells has decided to provide every Supervalu shareholder with an opportunity at the upcoming Annual Meeting to choose between the status quo, with a Board that has proven itself unable to set a winning strategy in our view, or a slate of highly qualified, Board candidates who are prepared and committed to unlock value for all shareholders. In particular, each of the Nominees, if elected, intends to act in the best interests of all shareholders, putting to work his or her decades of relevant industry experience on behalf of shareholders. The Nominees intend to fully review the Company’s business, assets, capital structure, capital allocation priorities, strategies, operations, policies and personnel to ensure the Company is being operated optimally on behalf of shareholders.

9 Source: Bloomberg.

10 Source: Bloomberg.

11 Source: Bloomberg.

12 Supervalu Inc. (June 6, 2017) Form DEF 14A. Retrieved from http://www.sec.gov.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of nine directors, each with terms expiring at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our six (6) Nominees in opposition to the Company’s director nominees. Your vote to elect the Nominees will have the legal effect of replacing six (6) incumbent directors with the Nominees. If all of the Nominees are elected, such Nominees will represent a majority of the members of the Board. Importantly, each of the Nominees has pledged to act independently of Blackwells Capital if elected, using her or his best judgment in service of the interests of all shareholders. None of the Nominees had any relationship with Blackwells prior to being nominated by Blackwells. Blackwells does not intend to have any ongoing relationship with any of the Nominees in the event they are elected to the Board. In the event that our director Nominees comprise less than a majority of the Board following the Annual Meeting, there can be no assurance that any actions or changes proposed by our Nominees will be adopted or supported by the full Board.

We believe that the Nominees recommended by Blackwells are best positioned to serve the Company and our fellow shareholders. ACCORDINGLY, BLACKWELLS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH AND ALL OF THE NOMINEES ON THE GREEN PROXY CARD.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States of America.

Richard (“Rick”) A. Anicetti. age 60, is a 38-year veteran of the retail food industry who has spent nearly a third of his career serving as a Chief Executive Officer. Since October 2017, Mr. Anicetti has served as a consulting partner of Overfield Leadership Group, LLC, an executive leadership advisory firm. He previously served as President and Chief Executive Officer of The Fresh Market, Inc. (formerly NASDAQ: TFM), a specialty grocery retailer, from September 2015 to July 2017. Mr. Anicetti served as Operating Partner for Ares Management, L.P. (NYSE: ARES), a leading global alternative asset manager, from May 2012 to February 2014, and as Interim Chief Executive Officer of 99 Cents Only Stores, Inc. (“99 Cents”), a deep-discount retail chain, from January 2013 to August 2013. In addition, from April 2012 to August 2015, Mr. Anicetti served as President and Founder of The Anicetti Leadership Group LLC, an independent consulting firm providing strategic planning, business process redesign, organizational change management and executive coaching services. Mr. Anicetti previously served as the Chief Executive Officer of Food Lion, LLC (“Food Lion”), a grocery store company operating more than 1,100 supermarkets, from September 2002 to June 2010. Prior to serving as Food Lion’s CEO, he served as President, from September 2001 to September 2002, and Chief Operating Officer, from August 2000 to September 2002. Mr. Anicetti has substantial boardroom experience in both public and private companies including: The Fresh Market, Inc. (formerly NASDAQ: TFM), from September 2015 to June 2017; Smart & Final, Inc. (NYSE: SFS), a chain of warehouse-style food and supply stores, from May 2014 to September 2015; 99 Cents, from May 2012 to September 2015; and A&P Supermarkets, Inc., from February 2012 to December 2012. He also served as a member of the USA Advisory Board of Brambles Limited (ASX: BXB), a supply-chain logistics group, from October 2012 to November 2014. Mr. Anicetti began his career in June 1980 at Hannaford Bros. Co. Inc., a supermarket chain, where he went on to hold various leadership positions, culminating in his service as Executive Vice President and General Manager of Southeast Operations, from June 1994 to August 2000. He earned his B.A. in Political Science and Government from Bowdoin College.

Blackwells believes Mr. Anicetti’s decades of executive experience in the retail food industry, across a broad spectrum of food brands and their correspondingly diverse supply chains, will enable him to make an immediate contribution to the Board.

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Steven H. Baer, age 68, has served as a partner of High Ridge Partners LLC (“High Ridge”), a private turnaround, restructuring and financial consulting firm, since November 2013. From October 2003 until October 2013, Mr. Baer was a member of Rally Capital Services, LLC, a private investment banking and financial consulting firm. Mr. Baer’s professional experience includes his service as President and Chief Executive Officer of Koenig & Strey Financial Services, a residential mortgage banking company, from 1993 until shortly after its sale to GMAC in 1999. Mr. Baer began his professional career in 1973 as a commercial banker at American National Bank & Trust Company of Chicago, which is now a part of JPMorgan Chase Bank, N.A. He served that institution for 20 years as Senior Vice President and Group Head of Asset Based Lending, Loan Workout and Commercial Real Estate. Mr. Baer has been a longstanding member on the boards of Lake Forest Open Lands Association and Lake Forest Land Foundation, and has also served as a director of the Illinois Campaign for Political Reform, since October 2017. He previously served on the Board of Directors of FirstMerit Corporation (NASDAQ: FMER), a diversified financial services company, from May 2007 until its acquisition by Huntington Bancshares Inc. (NASDAQ: HBAN) in August 2016. Mr. Baer holds a BSBA and MSBA in Economics from The University of Denver.

Blackwells believes Mr. Baer’s over 40 years’ executive leadership experience and business turnaround expertise will allow him to make an immediate contribution to the Board.

Robert “Chris” Kreidler, age 54, is widely recognized for his service as Chief Financial Officer and Executive Vice President of Sysco Corp. (NYSE: SYY), a global foodservice leader, positions which he held from October 2009 to September 2015 and December 2015, respectively. Following his departure from Sysco Corp., Mr. Kreidler formed Kreidler Advisory Services, LLC, to provide strategic and financial consulting to both public and private companies, including General Cable Corporation (NYSE: BCG), a wire and cable solutions manufacturer, where he served as Interim Chief Financial Officer, from August 2016 to November 2016, while the company conducted a CFO search. From February 2007 to March 2009, Mr. Kreidler served as Executive Vice President, Chief Financial Officer and Chief Customer Officer of C&S Wholesale Grocers, Inc., one of the largest wholesale grocery supply companies in the United States. From 1996 to 2007, he held numerous leadership roles at Yum! Brands, Inc. (NYSE: YUM), the parent company of Pizza Hut, Taco Bell, and KFC, including as Senior Vice President of Corporate Strategy and Treasurer, from December 2003 to February 2007. Mr. Kreidler’s professional experience includes his service as Principal of the Capital Markets Group at Exchange Corporate Development, Inc., from 1994 to 1996, and Vice President of Mergers & Acquisitions and Finance at BTC Partners, Inc., a 4-person in-house investment banking team led by T. Boone Pickens, from 1987 to 1994. Mr. Kreidler has served as a member of the Board of Directors and Chair of the Audit Committee of both P.F. Chang’s China Bistro, Inc., a casual dining restaurant chain, since October 2017, and its parent company, Wok Parent, LLC, since January 2018. In addition, Mr. Kreidler serves on the Board of Directors of Aimia, Inc. (TSE: AIM), a data-driven marketing and loyalty analytics company, since May 2017. He has also served as a Senior Advisor to McKinsey & Company’s Merger Management practice, since October 2016, and as a Member of the Council of Overseers for the Jones Graduate School of Business at Rice University since 2012. Mr. Kreidler has an MBA from the Jones Graduate School of Business at Rice University and a B.A. in Economics and Management from Rice University.

Blackwells believes Mr. Kreidler’s distinguished career, including his experience as a C-level executive with some of the largest foodservice and food distribution companies, well qualifies him to serve on the Board.

Frank Lazaran, age 61, is a veteran of the food industry and currently serves as an independent consultant through his firm, Galazarano Investments & Consulting, LLC, which he founded in March 2015. In addition, Mr. Lazaran has served as Operating Partner at New State Capital Partners LLC, a private equity firm, since December 2013, and as a member of the Advisory Board of The Alkaline Water Company, Inc. (OTCMKTS: WTER), a bottled water distributor, since March 2017. Mr. Lazaran previously served as Chairman, Chief Executive Officer and President of Marsh Supermarkets, Inc. (“Marsh”), a multi-format regional food retailer, from September 2006 to May 2011. Prior to his appointment at Marsh, Mr. Lazaran served as Chief Executive Officer, President and a member of the Board of Directors of Winn-Dixie Stores, Inc. (“Winn-Dixie”), which, at the time, was a publicly traded company and one of the largest supermarket chains in the Southeast, from June 2003 to December 2004. Mr. Lazaran has also served as the Chairman of the Board of Bahamas Supermarkets Ltd., which operated supermarkets under the City Markets and Winn-Dixie banner, from March 2003 to December 2004. From April 2002 to June 2003, he served as Winn-Dixie’s Executive Vice President and Chief Operating Officer. Mr. Lazaran served as President of Randalls Food Markets, Inc., a supermarket chain of high-volume locations, from September 1999 to April 2002, and as Senior Vice President of Sales and Merchandising, from November 1997 to September 1999. Mr. Lazaran began his career at Ralphs Grocery Company, Inc., a major supermarket chain in the Southern California area, in September 1974 and quickly rose to senior management, ultimately serving as Group Vice President of Sales, Advertising and Merchandising, from August 1994 to November 1997. Mr. Lazaran earned his B.S. in Business Administration from California State University and has attended the Food Institute Market Executive Program at the University of Southern California.

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Blackwells believes Mr. Lazaran’s over 40 years of experience and commitment to the food industry, including his service as the Chief Executive Officer of a publicly-traded supermarket chain, will make him a valuable addition to the Board.

James (“Jim”) J. Martell, age 64, has over 30 years of experience in the transportation and logistics sectors and has served as a Director of Mobile Mini Inc. (NASDAQ: MINI), the world’s leading provider of portable storage solutions since January 2010. Mr. Martell served on the Board of Directors of XPO Logistics, Inc. (f/k/a Segmentz, Inc. and Express-1 Expedited Solutions, Inc.) (NYSE: XPO), a public company engaged in the ground and air freight business, from January 2005 until May 2016, and was named Chairman of the Board in April 2006, a position which he held until September 2011. Mr. Martell also served as acting Chief Executive Officer of XPO Logistics, Inc., from January 2005 until June 2005. Mr. Martell also serves as Chairman of the Board of Directors of logistics services providers Baxter Planning Systems, since October 2017, MyUS.com, since August 2012, Protrans International, Inc., since January 2012, and Ameriflight LLC, since January 2014. Mr. Martell is an owner and member of the Board of Directors for logistic services providers Transplace Inc., since September 2016, Livingston International Inc., since July 2016, Quality Distribution Inc., since August 2015, and Transforce, Inc., since July 2015, as well as Chairman of the Board of Directors and acting CEO of uShip.com, since October 2016. In addition, Mr. Martell has served as an operating partner and investor in WCAS X, a closed private equity fund managed by Welsh, Carson, Anderson & Stowe (“WCAS”), from 2006 to 2015. He previously served as a director of a WCAS privately-held portfolio company, Ozburn-Hessey Logistics, LLC, from August 2007 until its acquisition by GEODIS, S.A. in September 2015. A seasoned veteran in the package delivery market, Mr. Martell’s background also includes management experience at both Federal Express Corporation (now FedEx Corporation) (NYSE: FDX), from 1980 to 1990, and United Parcel Service, Inc. (NYSE: UPS), from 1976 to 1980. Mr. Martell graduated from Michigan Technological University with a B.S. in Business Administration.

Blackwells believes Mr. Martell’s extensive boardroom experience and logistics and transportation knowledge make him a valuable addition to the Board.

Sandra E. Taylor, age 67, is a pioneer in corporate social responsibility and has served as the President and Chief Executive Officer of Sustainable Business International LLC, an independent consultancy she founded which specializes in social responsibility for global businesses, since 2008. Previously, Ms. Taylor served as Senior Vice President of Corporate Social Responsibility for Starbucks Corporation (NASDAQ: SBUX) (“Starbucks”), the international coffee company and coffeehouse chain, from 2003 to 2008. From 1996 until 2003, Ms. Taylor served as Vice President and Director of Public Affairs for Eastman Kodak Company (NYSE: KODK), a technology company that produces imaging products with its historic basis on photography. She has also held senior leadership positions with a number of other organizations, including as Vice President of Public Affairs for ICI Americas, Inc., a manufacturer and distributor of chemical products, from 1987 to 1996, and as Executive Director of the European American Chamber of Commerce in the United States, from 1991 to 1992. Ms. Taylor’s public company directorship experience includes service on the Board of Directors of Capella Education Company (NASDAQ: CPLA), an education services company, from 2006 to 2011, and D.E. Master Blenders 1753 N.V. (SWX: DEMB), a European coffee and tea company, from 2012 until its sale to Joh. A. Benckiser GmbH in 2013. In addition, Ms. Taylor currently sits on the board of several non-profit organizations, including the Center for International Private Enterprise, since 1998, the Chesapeake Bay Foundation, since 2015, the Mead Center – Arena Stage, since 2012 and Landesa Rural Development Institute, since 2012. Ms. Taylor previously served on the board of the Seattle Public Library Foundation, from 2004 to 2008, the Public Affairs Council, from 1997 to 2003, the National Center for Asia-Pacific Economic Cooperation, from 2005 to 2009, and the Women’s Leadership Board of the Kennedy School of Government at Harvard University, from 1998 to 2009. Ms. Taylor earned a Juris Doctor degree from Boston University School of Law, a Bachelor of Arts in French from Colorado Women’s College and a Masters in Business Administration from the Bordeaux School of Management—Wine MBA Program.

Blackwells believes Ms. Taylor’s credentials as an international business leader, corporate social responsibility and sustainability expertise, and public company board experience well qualifies her to serve on the Board.

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The principal business address of Mr. Anicetti is 5 Old Saybrook Drive, Greensboro, North Carolina 27455. The principal business address of Mr. Baer is c/o High Ridge Partners, LLC, 140 South Dearborn Street, Chicago, Illinois 60603. The principal business address of Mr. Kreidler is c/o Kreidler Advisory Associates LLC, 1760 Tamarack Trail, Skaneateles, New York 13152. The principal business address of Mr. Lazaran is 17 Canyon Peak, Newport Coast, California 92657. The principal business address of Mr. Martell is 314 Ringling Point Drive, Sarasota, Florida 34234. The principal business address of Ms. Taylor is 1637 Webster Street NW, Washington, District of Columbia 20011.

As of the date hereof, none of Ms. Taylor or Messrs. Anicetti, Baer, Kreidler, Lazaran or Martell own any shares of Common Stock of the Company and have not entered into any transactions in securities of the Company during the past two years.

Each Nominee may be deemed to be a member of a group (the “Group”) with the other participants for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each Nominee specifically disclaims beneficial ownership of shares of Common Stock that he does not directly own. For information regarding purchases and sales of securities of the Company during the past two years by the members of the Group, see Schedule I.

Blackwells Capital and the Nominees have entered into letter agreements pursuant to which it and its affiliates have agreed to indemnify each Nominee against certain claims arising from the proposed nomination and the Solicitation and any related transactions.

On March 20, 2018, Blackwells Capital and the Nominees entered into a Joint Filing and Solicitation Agreement pursuant to which, among other things, (i) each of the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, (ii) each of the parties agreed to solicit proxies for the election of the Nominees to the Board at the Annual Meeting, and (iii) Blackwells Capital agreed to bear all expenses incurred in connection with the such solicitation.

Other than as stated herein, there are no arrangements or understandings between the members of the Group or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each Nominee to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. No Nominee is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

Each Nominee presently is, and if elected as a director of the Company, each of the Nominees would, in our view, be, an “independent director” within the meaning of (i) New York Stock Exchange (“NYSE”) listing standards applicable to board composition), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed GREEN proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and shares of Common Stock represented by the enclosed GREEN proxy card will be voted for such substitute nominee (s). We reserve the right to nominate additional person(s), in accordance with the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.

WE URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED GREEN PROXY CARD AND INTEND TO VOTE OUR SHARES FOR THIS PROPOSAL.

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PROPOSAL NO. 2

REORGANIZATION PROPOSAL

As discussed in further detail in the Company’s proxy statement and appendix thereto, the Board is seeking your approval for a proposal (the “Reorganization Proposal”) to adopt the Agreement and Plan of Merger, dated as of June 7, 2018, by and among Supervalu Inc., Supervalu Enterprises, Inc. and Supervalu Merger Sub, Inc., included in the Company’s definitive proxy statement/prospectus as Appendix A. We refer shareholders to the Company’s definitive proxy statement, when available, for further details with respect to the Reorganization Proposal.

We are not responsible for the accuracy of any information provided by or relating to the Board or its nominees contained in solicitation materials filed or disseminated by or on behalf of the Company or any other statements the Company may make, including, without limitation, information relating to the Reorganization Proposal.

We note that the Reorganization Proposal appears to be consistent with the recommendation we made to the Company in our January 17, 2018 meeting and in the materials we presented then. However, without access to more information concerning the Reorganization Proposal, we are reluctant to make a recommendation on how other shareholders should vote their shares on this proposal. That said, because the Reorganization Proposal appears to be consistent with our recommendation, we will vote our stock in favor of the proposal.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE REORGANIZATION PROPOSAL AND INTEND TO VOTE OUR SHARES FOR THIS PROPOSAL.

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PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has retained KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 23, 2019. KPMG LLP has been retained as Supervalu’s independent auditor continuously since fiscal 1999. The Company is submitting the appointment of KPMG LLP for ratification of the shareholders at the Annual Meeting.

As disclosed in the Company’s proxy statement, shareholder approval is not required to appoint KPMG LLP as the Company’s independent registered public accounting firm, but the Company is submitting the selection of KPMG LLP to shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Company has indicated that the Audit Committee will reconsider whether or not to retain KPMG LLP. The Company has further disclosed that even if the selection is ratified by shareholders, the Audit Committee in its discretion may direct the selection of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

WE RECOMMEND YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 23, 2019. WE INTEND TO VOTE OUR SHARES FOR THIS PROPOSAL.

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PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As discussed in further detail in the Company’s proxy statement, the Company is asking shareholders to indicate their support for the compensation of the Company’s named executive officers. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in the Company’s proxy statement. Accordingly, the Company is asking shareholders to vote for the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the related narrative executive compensation disclosures contained in the Proxy Statement.”

As disclosed in the Company’s proxy statement, the shareholder vote on the say-on-pay proposal is an advisory vote only and is not binding on the Company, the Board or the Leadership Development and Compensation Committee of the Board, nor will its outcome require the Company, the Board or the Leadership Development and Compensation Committee of the Board to take any action. However, the Board states that it intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the Company’s compensation programs.

During the Company’s 2018 fiscal year, the stock was down 50%, destroying over $500 million of shareholder value. Compared to the 14 peer companies the Company cites in its proxy statement that were public for the entirety of their most recent fiscal year, Supervalu generated the absolute worst shareholder return by a margin of 1,900 basis points. Yet, every one of the continuing Named Executive Officers was paid more in fiscal year 2018 than they were paid in fiscal year 2017.

While shareholders suffered significant losses, and the Company failed to achieve either the sales or EBITDA targets the Board set out at the beginning of the year, the Company’s CEO was nevertheless rewarded with above-target, cash incentive payments “in recognition of the achievement of performance goals under [the] annual incentive plan.”13 To reach this result, the Board exercised its discretion to award the CEO twice the targeted amount on the CEO’s entirely subjective “transformational growth” target. The Board cited “significant accomplishments achieved in fiscal 2018” in exercising this discretion; unfortunately, those “accomplishments” did not inure to the benefit of the stock price during the year.14 Despite the stock being down 50%, the CEO was paid 25% more in 2018 than in 2017.

Part of the increase came from the Board’s decision in April 2017 to increase the CEO’s base compensation and target incentive compensation levels “to more closely align his total direct compensation with the median CEO compensation of the Peer Group.” Yet every one of those peers, in April 2017, had a market capitalization higher than Supervalu, with several peers 15 times larger than Supervalu. (Now that Supervalu has lost 50% of its value, the comparison is even more stark.)

The results of these decisions are astounding. For example, the compensation paid to the Company’s CEO trailed by just 15% the compensation paid to the CEO of W.W. Grainger, one of the companies cited by Supervalu as a “peer”. But W. W. Grainger’s market capitalization is 20 times the size of Supervalu. Moreover, W. W. Grainger generated 12 times more net income than Supervalu (during each company’s respective fiscal years) and had a positive return for its shareholders, while Supervalu lost 50% of its value, during each of their respective fiscal years. And yet, Supervalu’s CEO received more annual cash “incentive” payments and similar total compensation as the CEO of “peer” company W. W. Grainger, as reported in the companies’ respective proxy statements. And, the CEO of W. W. Grainger is not permitted to use the W. W. Grainger corporate jet for his personal use, unlike the Supervalu CEO.15

We believe the executive compensation structure at Supervalu needs to be objectively reviewed by new directors and constructed in a manner that will align compensation to performance. The current compensation programs have resulted in the CEO earning 25% more compensation than in 2017 while the stock declined 50%. Until the programs are redesigned, preferably by new, objective directors, we cannot support the current system of executive compensation and intend to vote AGAINST this proposal.

WE RECOMMEND YOU VOTE AGAINST THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. WE INTEND TO VOTE OUR SHARES AGAINST THIS PROPOSAL.

13 Supervalu Inc. (June 12, 2018) Form PRE 14A. Retrieved from http://www.sec.gov, at page 56.

14 Supervalu Inc. (June 12, 2018) Form PRE 14A. Retrieved from http://www.sec.gov, at page 48.

15 W.W. Grainger, Inc. (March 15, 2018). Form DEF 14A. Retrieved from http://www.sec.gov, at pages 56-57.

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PROPOSAL NO. 5

ADVISORY VOTE CALLING FOR ROBUST ANNUAL DISCLOSURE REGARDING USE OF CORPORATE AIRCRAFT

Blackwells is asking shareholders to indicate their support for the proposal to call for the Leadership Development and Compensation Committee of the Board to provide robust disclosure in the Company’s annual proxy statement each year concerning the use of the Company’s corporate aircraft, the Supervalu Jet Transparency Proposal. This information is essential to the making of the determination as to whether such aircraft has been used for non-business purposes and has bearing on whether the expenses associated with management’s personal use of the corporate aircraft are underreported, since they do not include any fixed costs of the aircraft. Accordingly, Blackwells is asking shareholders to vote for the following resolution:

“RESOLVED, that stockholders of Supervalu Inc. (“Supervalu”) ask the Leadership Development and Compensation Committee of Supervalu’s board of directors (the “Committee”) to provide more robust disclosure concerning the use of Supervalu’s corporate aircraft on an annual ongoing basis in Supervalu’s proxy statement. Such disclosure (the “Disclosure”) should include information regarding each and every flight (the “Flights”) in which (i) a member of the Board was a passenger; (ii) a passenger was present who is not an employee or director of the Company; or (iii) a passenger was present who was not flying for Company business purposes. The Disclosure for the Flights shall include, with respect to each Flight, (a) the list of passengers, (b) the origin and destination of the Flight, (c) the date of the Flight, (d) the total cost of the Flight (including direct operating expenses as well as an allocated portion of fixed expenses related to the corporate aircraft) and (e) the range of prices for a fully refundable, business or first class plane ticket offered by commercial airlines for travel between the origin and destination on the same day of travel.”

Blackwells believes that the use of corporate aircraft by employees and members of the Board for personal travel is an expensive, unnecessary and excessive perquisite that is not fully captured by existing disclosures and, when used for business travel, is damaging to the Company’s culture.

While the proposal, if approved by shareholders, is of an advisory nature and is not binding on the Company, Blackwells believes its approval would serve as a strong signal to the Board that shareholders demand more transparency and accountability from the Board, including with respect to the use of Company assets like the corporate jet, which properly belongs to all of the Company’s shareholders.

Blackwells believes that some members of management regard travel by corporate aircraft to be luxurious or prestigious and, therefore, that decisions about aircraft are subject to conflicts of interest and not necessarily made on a purely economic basis. Accordingly, Blackwells believes that shareholders, in making voting decisions regarding Board membership and composition, should have greater visibility into the decisions made by executives and members of the Board regarding the use and expense associated with the corporate aircraft program.

WE RECOMMEND YOU VOTE FOR THE ADVISORY VOTE CALLING FOR ROBUST ANNUAL DISCLOSURE REGARDING USE OF CORPORATE AIRCRAFT. WE INTEND TO VOTE OUR SHARES FOR THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Shareholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date. Based on publicly available information, Blackwells believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed GREEN proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, FOR the Reorganization Proposal, FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 23, 2019, AGAINST the say-on-pay proposal, and FOR the proposal calling for the Leadership Development and Compensation Committee to provide more robust disclosure concerning the use of the Company’s corporate aircraft each year in the Company’s annual proxy statement.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate nine (9) candidates for election at the Annual Meeting. This Proxy Statement is soliciting proxies to elect only our Nominees. Accordingly, the enclosed GREEN proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. In the event that some of the Nominees are elected, there can be no assurance that the Company nominee(s) who get the most votes and are elected to the Board will choose to serve on the Board with the Nominees who are elected.

While we currently intend to vote all of the Blackwells Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the Blackwells Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all shareholders. We would only intend to vote some or all of the Blackwells Group Shares for some or all of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that by voting the Blackwells Group Shares we could help elect the Company nominee(s) that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all shareholders. Shareholders should understand, however, that all shares of Common Stock represented by the enclosed GREEN proxy card will be voted at the Annual Meeting as marked.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Annual Meeting, the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock as of the Record Date will be considered a quorum for the transaction of business.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Because Blackwells has nominated a competing slate of nominees at the Annual Meeting, the solicitation of proxies at the Annual Meeting is considered a contested solicitation and your broker will not have discretionary authority to vote on any of the proposals at the Annual Meeting.

If you are a shareholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on the remaining proposals.

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VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for contested director elections. As a result of our nomination of the Nominees, the director election at the Annual Meeting will be contested, so the nine nominees for director receiving the highest vote totals will be elected as directors of the Company. With respect to the election of directors, only votes cast “FOR” a nominee will be counted. Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors. Withhold votes will also have no direct effect on the election outcome.

Reorganization Proposal ─ According to the Company’s proxy statement, assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the Company’s proposal to adopt the Agreement and Plan of Merger, dated as of June 7, 2018, by and among Supervalu, Supervalu Enterprises, Inc. and Supervalu Merger Sub, Inc., included in the Company’s Proxy Statement/Prospectus as Appendix A. The Company has indicated that broker non-votes and abstentions will have no effect on the proposal.

Ratification of the Selection of Accounting Firm ─ According to the Company’s proxy statement, assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of KPMG LLP as the Company’s independent accounting firm for the fiscal year ending February 23, 2019. The Company has indicated that broker non-votes and abstentions will have no effect on the proposal.

Advisory Vote on Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, assuming that a quorum is present, for the advisory vote on executive compensation, the proposal shall have been approved if the number of votes “FOR” exceeds the number of votes “AGAINST.” The Company has indicated that abstentions and broker non-votes will have no effect on the proposal.

Advisory Vote to Require More Robust Annual Disclosure on the use of the Corporate Aircraft ─ According to the Bylaws, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval. Therefore, abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the proposal.

Under applicable Delaware law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If properly executed, your GREEN proxy card will be voted as directed and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Blackwells Capital LLC and Jason Aintabi (together, “Blackwells”) a reasonable time before this solicitation.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although, attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Blackwells in care of Morrow Sodali at the address set forth on the back cover of this Proxy Statement or to the Corporate Secretary of the Company at Supervalu Inc., P.O. Box 990, Minneapolis, Minnesota 55440, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Blackwells in care of Morrow Sodali at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the shares entitled to be voted at the Annual Meeting. Additionally, Morrow Sodali may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Blackwells. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Blackwells Capital has retained Morrow Sodali to solicit proxies in connection with the Annual Meeting. Morrow Sodali may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries and will employ approximately 25 people in its effort. Blackwells Capital has agreed to reimburse Morrow Sodali for its reasonable expenses and to pay it fees in connection with the proxy solicitation. Blackwells Capital has agreed to indemnify Morrow Sodali against certain liabilities arising out of or in connection with the engagement. It is currently expected that the fees payable to Morrow Sodali in connection with this proxy solicitation will not exceed $230,000.

In addition to the costs related to the engagement of Morrow Sodali, costs related to this solicitation of proxies include expenditures for printing, postage, legal services and other related items.

The entire expense of soliciting proxies is being borne by Blackwells Capital. Costs of this solicitation of proxies are currently estimated to be approximately $1,750,000 (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Blackwells Capital estimates that through the date hereof its expenses in connection with this solicitation are approximately $1,000,000. To the extent legally permissible, if Blackwells Capital is successful in its proxy solicitation, Blackwells Capital intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. Blackwells Capital does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

Blackwells Capital, Jason Aintabi and the Nominees are participants in this solicitation (each a “Participant” and collectively, the “Participants”). The principal business of Blackwells Capital is the proprietary trading of securities. The principal occupation of Mr. Aintabi is serving as the Managing Partner of Blackwells Capital.

The address of the principal office of each of Blackwells Capital and Mr. Aintabi is c/o Blackwells Capital LLC, 600 Madison Avenue, 18th Floor, New York, New York 10022.

As of the date hereof, Blackwells Capital directly beneficially owned 2,453,030 shares of Common Stock (consisting of (i) 1,920,530 shares of Common Stock owned directly by Blackwells and (ii) 532,500 shares of Common Stock underlying currently exercisable call options). Mr. Aintabi directly owns 520,005 shares of Common Stock (consisting of (i) 111,105 shares of Common Stock owned directly by him and (ii) 408,900 shares of Common Stock underlying currently exercisable call options) and, as the Managing Partner of Blackwells Capital, may be deemed to beneficially own the 2,453,030 shares of Common Stock beneficially owned directly by Blackwells Capital.

Pursuant to letter agreements, Blackwells Capital has agreed to indemnify each of the Nominees against claims arising from its solicitation and any related transactions.

Blackwells Capital purchased in the over-the-counter market American-style call options referencing an aggregate of 121,000, 15,000, 80,000, 100,000, and 61,500 shares of Common Stock, which have an exercise price of $20.00, $22.00, $23.00, $24.00, and $25.00 per share of Common Stock, respectively, and expire on July 20, 2018.

Blackwells Capital purchased in the over-the-counter market American-style put options referencing an aggregate of 25,000, 71,700, 30,000 45,300, and 185,000 shares of Common Stock, which have an exercise price of $17.00, $19.00, $20.00, $22.00, and $24.00 per share of Common Stock, respectively, and expire on July 20, 2018.

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Blackwells Capital purchased in the over-the-counter market American-style put options referencing an aggregate of 190,000 and 570,600 shares of Common Stock, which have an exercise price of $21.00 and $24.00 per share of Common Stock, respectively, and expire on October 19, 2018.

Blackwells Capital purchased in the over-the-counter market American-style call options referencing an aggregate of 55,000 shares of Common Stock, which have an exercise price of $23.00 per share of Common Stock and expire on October 19, 2018.

Blackwells Capital sold short in the over-the-counter market American-style call options referencing an aggregate of 185,700, 475,000, and 100,000 shares of Common Stock, which have an exercise price of $21.00, $24.00 and $25.00 per share of Common Stock, respectively, and expire on October 19, 2018.

Blackwells Capital purchased in the over-the-counter market American-style call options referencing an aggregate of 100,000 shares of Common Stock, which have an exercise price of $26.00 per share of Common Stock, and expire on January 18, 2019.

Blackwells Capital purchased in the over-the-counter market American-style put options referencing an aggregate of 197,900 and 250,000 shares of Common Stock, which have an exercise price of $21.00 and $23.00 per share of Common Stock, respectively, and expire on January 18, 2019.

Blackwells Capital sold short in the over-the-counter market American-style call options referencing an aggregate of 134,800, 65,200, 250,000 and 100,000 shares of Common Stock, which have an exercise price of $21.00, $22.00, $23.00 and $28.00 per share of Common Stock, respectively, and expire on January 18, 2019.

Blackwells Capital sold short in the over-the-counter market American-style call options referencing an aggregate of 35,000 shares of Common Stock, which have an exercise price of $30.00 per share of Common Stock, and expire on January 17, 2020.

Mr. Aintabi purchased in the over-the-counter market American-style call options referencing an aggregate of 17,500 shares of Common Stock, which have an exercise price of $22.00 per share of Common Stock, and expire on July 20, 2018.

Mr. Aintabi purchased in the over-the-counter market American-style put options referencing an aggregate of 20,000 shares of Common Stock, which have an exercise price of $20.00 per share of Common Stock, and expire on July 20, 2018.

Mr. Aintabi purchased in the over-the-counter market American-style put options referencing an aggregate of 17,500 shares of Common Stock, which have an exercise price of $21.00 per share of Common Stock, and expire on August 17, 2018.

Mr. Aintabi purchased in the over-the-counter market American-style call options referencing an aggregate of 10,000, 135,000, 3,300, and 35,000 shares of Common Stock, which have an exercise price of $21.00, $23.00, $24.00, and $25.00 per share of Common Stock, respectively, and expire on October 19, 2018.

Mr. Aintabi sold short in the over-the-counter market American-style put options referencing an aggregate of 3,700 shares of Common Stock, which have an exercise price of $21.00 per share of Common Stock, and expire on October 19, 2018.

Mr. Aintabi purchased in the over-the-counter market American-style call options referencing an aggregate of 60,700, 11,600, 22,500, and 95,800 shares of Common Stock, which have an exercise price of $20.00, $21.00, $23.00, and $25.00 per share of Common Stock, respectively, and expire on January 18, 2019.

Mr. Aintabi sold short in the over-the-counter market American-style call options referencing an aggregate of 72,300 shares of Common Stock, which have an exercise price of $22.00 per share of Common Stock and expire on January 18, 2019.

Mr. Aintabi sold short in the over-the-counter market American-style call options referencing an aggregate of 35,000 shares of Common Stock, which have an exercise price of $30.00 per share of Common Stock, and expire on January 17, 2020.

Blackwells engaged in the hedging transactions described above in order to protect the value of Blackwells’ investment in the Company under what Blackwells believes to be the Board’s failed leadership. Blackwells and Mr. Aintabi intend to reduce or eliminate outstanding hedging instruments if the Nominees are elected to the Board.

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Each participant in this solicitation is a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act. The Group may be deemed to beneficially own 2,973,036 shares of Common Stock, including 941,400 shares of Common Stock underlying call options exercisable within sixty (60) days of the date hereof, representing approximately 7.7% of the outstanding shares of Common Stock shares of Common Stock beneficially owned in the aggregate by all of the participants in this solicitation.16 Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock that he, she or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two (2) years by the participants in this solicitation, see Schedule I.

The securities of the Company directly beneficially owned by each of Blackwells Capital and Mr. Aintabi were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The securities of the Company directly beneficially owned by Mr. Aintabi were purchased with personal funds (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two (2) years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or her associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five (5) years, is a parent, subsidiary or other affiliate of the Company. Except as set forth in this Proxy Statement (including the Schedules hereto), (i) there are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries and (ii) none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

Other than as disclosed in this Proxy Statement, there are no arrangements or understandings between Blackwells or its affiliates and the Nominees or any other person or persons pursuant to which the nominations are to be made by Blackwells.

OTHER MATTERS AND ADDITIONAL INFORMATION

Blackwells is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Blackwells is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GREEN proxy card will vote on such matters in their discretion.

16 31.3% of the shares of Common Stock beneficially owned in the aggregate by Blackwells Capital and Mr. Aintabi are represented by shares of Common Stock underlying call options exercisable within sixty (60) days of the date hereof and 68.7% of the shares of Common Stock beneficially owned in the aggregate by Blackwells Capital and Mr. Aintabi are represented by shares of Common Stock directly beneficially owned and not subject to derivative accounting.

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SHAREHOLDER PROPOSALS

The information set forth below regarding the procedures for submitting shareholder proposals and director nominations for consideration at the 2019 Annual Meeting is based on information contained in the Company’s amendment to its proxy statement filed with the SEC on June 26, 2018. The incorporation of this information in this proxy statement should not be construed as an admission by Blackwells that such procedures are legal, valid or binding.

Proposals for Inclusion in the Company’s Proxy Statement. In accordance with rules of the SEC, all proposals of shareholders that are requested to be included in Supervalu’s proxy statement for the 2019 Annual Meeting of Shareholders must be received by the Corporate Secretary at the Company’s principal executive offices on or before the 120th day prior to the one-year anniversary of the mailing date of the Company’s definitive Proxy Statement/Prospectus for the 2018 Annual Meeting of Shareholders.

Director Nominations for Inclusion in the Company’s Proxy Statement. Pursuant and subject to the proxy access provisions in the Company’s amended and restated bylaws, a shareholder or group of up to 20 shareholders that has held at least three percent of the Company’s outstanding common stock continuously for at least three years may nominate and include in the Company’s proxy statement director nominees constituting up to the greater of two directors or 20% of the Board. Shareholder requests to include shareholder-nominated directors in the Company’s proxy statement for the 2019 Annual Meeting of Shareholders must be given in writing to the Corporate Secretary and received at the Company’s principal executive offices no later than the close of business on April 18, 2019 and no earlier than March 19, 2019. Any shareholder nomination made pursuant to the proxy access provisions in the Company’s amended and restated bylaws must contain specific information required by the Company’s amended and restated bylaws, a copy of which is available on Supervalu’s website at www.supervalu.com. Click on the “Investors” link and then the caption “Corporate Governance.”

Other Proposals and Nominations. In accordance with our amended and restated bylaws, any other shareholder proposals or director nomination to be presented at the 2019 Annual Meeting of Shareholders must be given in writing to the Corporate Secretary and received at the Company’s principal executive offices no later than the close of business on April 18, 2019 and no earlier than March 19, 2019; provided that if the number of directors to be elected to the Board of Directors is increased and the Company makes no public announcement naming all of the nominees for director or specifying the size of the increase by at least May 8, 2019, a shareholder proposal will be deemed timely solely with respect to nominees for any new positions created by such increase in the size of the Board as long as the proposal is delivered to the Corporate Secretary at the Company’s principal executive offices not later than the close of business on the tenth day following the day on which the Company first makes such a public announcement. The proposal or nomination must contain specific information required by the Company’s amended and restated bylaws, a copy of which is available on Supervalu’s website at www.supervalu.com. Click on the “Investors” link and then the caption “Corporate Governance.”

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CERTAIN EFFECTS RELATED TO THIS SOLICITATION

Based on a review of the Company’s public filings with the SEC, Blackwells’ proposal to elect the six (6) Nominees, if passed, will lead to a “Change of Control” under the following agreements:

6.750% Senior Notes due 2021

Under the 6.750% Senior Notes due 2021 issued pursuant to the Indenture, dated July 1, 1987, as amended and supplemented, by and between the Company and Deutsche Bank Trust Company Americas, a “Change of Control” is triggered if, a majority of the members of the Board as of the date the notes were issued are no longer on the Board. In the event of a Change of Control: (a) the Company shall be required to offer each holder of the securities to purchase such holder’s securities in whole or in part ($2,000 or more in integral multiples of $1,000), at a purchase price in cash equal to 101% of the principal plus accrued and unpaid interest; and (b) the Company shall notify the trustee and each holders of the securities of such Change of Control.

7.750% Senior Notes due 2022

Under the 7.750% Senior Notes due 2022 issued pursuant to the Indenture, dated July 1, 1987, as amended and supplemented, by and between the Company and Deutsche Bank Trust Company Americas, a “Change of Control” is triggered if, a majority of the members of the Board as of the date the notes were issued are no longer on the Board. In the event of a Change of Control: (a) the Company shall be required to offer each holder of the securities to purchase such holder’s securities in whole or in part ($2,000 or more in integral multiples of $1,000), at a purchase price in cash equal to 101% of the principal plus accrued and unpaid interest; and (b) the Company shall notify the trustee and each holders of the securities of such Change of Control.

Executive Deferred Compensation Plan / Plan II

Pursuant to the Supervalu Inc. Executive Deferred Compensation Plan, effective as of October 1, 1985, as amended, and the Supervalu Inc. Executive Deferred Compensation Plan II, effective as of June 1, 1989, as amended (collectively, the “Executive Deferred Compensation Plans”), a “Change of Control” is triggered if the Board’s composition changes so that a majority of the members of the Board does not include those who were members as of the effective date of each Executive Deferred Compensation Plan (or are deemed to be such members). In the event of a Change of Control: (a) if a participant’s employment is terminated within twenty-four (24) months after such Change of Control, the participant shall receive the full amount in his or her deferral account on the date of the termination as if such date is a determination date; (b) if the Executive Deferred Compensation Plans are amended to reduce the Plan Interest Rate (as defined in the Executive Deferred Compensation Plans), on a prospective basis within twenty-four (24) months after a Change of Control, a participant may elect within sixty (60) days of the date of the amendment to receive his or her deferral account balance calculated without regard to the reduced rate and as if the date of such election is a determination date; (c) within twelve (12) months after a Change of Control, the Board may terminate the Executive Deferred Compensation Plans, and a participant shall receive the full amount in his or her deferral account as if the date of such termination is a determination date; (d) any amount paid under the foregoing clauses (a) through (c)that constitutes a “parachute payment” (as defined in Section 280G of the Internal Revenue Code (the “Code”)) shall be increased to be equal to one hundred thirty percent (130%) of the amount which would otherwise be paid to a participant; and (e) neither the Board, the Retirement Committee nor the Company shall have any power or authority to change the plan interest rate on a retroactive basis. These plans are currently frozen with respect to benefits for grandfathered participants, and none of the Company’s NEOs participate in, or are currently eligible for any retirement benefits under, these plans. The current number of participants or the balance of their benefits thereunder is unknown.

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Executive Deferred Compensation Plan (2008 Statement)

Pursuant to the Supervalu Executive Deferred Compensation Plan (2008 Statement), effective as of January 1, 2008 (the “2008 Statement”), a “Change of Control” is not clearly defined. In the event of a Change of Control, the Company may only amend or terminate the 2008 Statement if: (a) all benefits as of the date of such an event have been paid in full; or (b) with the written consent of eighty percent (80%) of the participants. This plan is currently frozen with respect to benefits for grandfathered participants, and none of the Company’s NEOs participate in, or are currently eligible for any retirement benefits under this plan. The current number of participants or the balance of their benefits thereunder is unknown.

Executive Post-Retirement Survivor Benefit Program

Pursuant to the form of agreement used in connection with the Supervalu Inc. Executive Post-Retirement Survivor Benefit Program filed on October 23, 1998 (the “Executive Post-Retirement Survivor Benefit Program”), a “Change of Control” is triggered if the Board’s composition changes within any twenty-four (24) month period so that a majority of the members of the Board does not include those who were members at the beginning of such period (or are deemed to be such members). Pursuant to this agreement, a designated beneficiary will receive a death benefit payment equal to one hundred and forty percent (140%) of the Executive’s final base salary paid or accrued by the Company to the Executive during the last twelve (12) consecutive completed months of employment by the Executive with the Company (the “Death Benefit”). In the event of a Change of Control, the Death Benefit shall be payable upon the death of an Executive at any time following a termination of an Executive’s employment (other than a termination by the Company for Cause). The number of these agreements, if any, that remain outstanding or the value of any Death Benefit thereunder is unknown.

Deferred Compensation Plan for Non-Employee Directors

Pursuant to the Supervalu Inc. Deferred Compensation Plan for Non-Employee Directors, effective as of June 27, 1996, as amended (the “Deferred Cash Plan”), a “Change of Control” is triggered if the Board’s composition changes so that the individuals who, as of the date of the Deferred Cash Plan, constitute the Board (or are deemed to be such members of the Board) no longer constitute at least a majority of the Board. Under the Deferred Cash Plan, the entire balance of the director’s deferred fee account shall be paid in full to the director upon a Change of Control. It is unclear whether there are any deferred fee accounts remaining under the Deferred Cash Plan.

Director’s Deferred Compensation Plan (2009 Statement)

Pursuant to the Supervalu Inc. Director’s Deferred Compensation Plan (2009 Statement), effective as of January 1, 2009, as amended (the “2009 Statement”), a “Change of Control” is triggered if the Board’s composition changes so that the individuals who, as of the date of the 2009 Statement, constitute the Board (or are deemed to be such members of the Board) no longer constitute at least a majority of the Board. In the event of a Change of Control: (a) with respect to individuals who were participants on the date of the Change of Control, the Corporate Governance and Nominating Committee may only amend or terminate the 2009 Statement if either (i) all benefits as of the date of such an event have been paid in full or (ii) eighty percent (80%) of the participants provide written consent to such amendment or termination; and (b) with respect to participants who were not participants on the date of the Change of Control, the Corporate Governance and Nominating Committee may unilaterally amend or terminate the 2009 Statement prospectively, retroactively, or both.

Non-Employee Directors Deferred Stock Plan

Pursuant to the Non-Employee Directors Deferred Stock Plan, filed with the Company’s Form 10-K, filed on April 25, 2003 (the “Non-Employee Directors Deferred Stock Plan”), a “Change of Control” is triggered if, the Board’s composition changes so that a majority of the members of the Board does not include those who were members at the date of the Non-Employee Directors Deferred Stock Plan (or are deemed to be such members). In the event of a Change of Control, credits to a participant’s deferred stock account as of the business day prior to the date of a Change of Control shall be paid in full to the participant or his or her beneficiary or estate in whole shares of Common Stock (together with cash in lieu of a fractional share) on such date.

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Amended and Restated SuperValu Inc. Grantor Trust

Pursuant to the Amended and Restated SuperValu Inc. Grantor Trust, dated as of May 1, 2002 (the “Grantor Trust”), a “Change of Control” is triggered if, the Board’s composition changes within any twenty-four (24) month period so that a majority of the members of the Board does not include those who were members at the beginning of such period. In the event of a Change of Control: (a) the Consulting Firm (as defined in the Grantor Trust) shall promptly calculate the maximum aggregate amount due or potentially due in the event of a termination of employment or otherwise, pursuant to the terms of each compensation plans, and the Company shall promptly contribute any excess to the Trust; (b) if the Company provided any irrevocable and unconditional letter of credit for the Trustee to draw down all or any part of the required contributions, the Trustee may draw down on such letter of credit at such times as the Trustee deems necessary to meet the Company’s obligations under compensation plans or the Grantor Trust; (c) the Company shall have a duty to inform the Trustee of the Change of Control; and (d) the Consulting Firm shall establish and maintain a memorandum account for each participant’s compensation plans and calculate the amount due to each participant thereunder.

Change of Control Severance Agreement (2009, 2013)

Pursuant to the form of Change of Control Severance Agreement (2009), filed with the Company’s Form 10-Q, filed on July 29, 2009, and the form of Change of Control Severance Agreement (2013), adopted on November 19, 2013 (collectively, the “Severance Agreements”), a “Change of Control” is triggered if the Board’s composition changes within any twenty-four (24) month period so that a majority of the members of the Board does not include those who were members at the beginning of such period (or are deemed to be such members). In the event of a Change of Control, if an executive is involuntarily terminated without Cause or due to a voluntary resignation for Good Reason within two (2) years following a Change of Control, the executive will receive certain benefits, subject to the execution of a release of claims acceptable to the Company, including the following: (a) three (3) times the sum of annual base salary and target annual incentive for the CEO, two (2) times such sum for other officers or, pursuant to the 2009 version of the form, one (1) times such sum for all other officers who are not executive vice presidents; (b) earned but unpaid salary and accrued vacation and annual bonus plan and long-term incentive plan amounts due but not yet paid; (c) pro rata annual bonus based on actual performance results for the year of termination; (d) continued welfare benefits; (e) outplacement services not to exceed $25,000, paid to an outplacement provider and not the executive; (f) comparable indemnification policies and liability insurance coverage for at least six (6) years following the termination; and (g) a “best net” reduction of compensation to the extent such compensation would be subject to an excise tax under Section 4999 of the Code. Eric Claus and Mark Gross each have been provided the Severance Agreement.

2012 Stock Plan

Pursuant to the SuperValu Inc. 2012 Stock Plan, as amended on July 20, 2016, a “Change of Control” is triggered if the Board’s composition changes within any twenty-four (24) month period so that a majority of the members of the Board does not include those who were members at the beginning of such period (or are deemed to be such members). In the event of a Change of Control, the Leadership Development and Compensation Committee of the Board may permit acceleration of vesting of an award of restricted stock and restricted stock units. For any award that constitutes a deferral of compensation subject to Section 409A of the Code and provides for a change in the time or form of payment upon a Change of Control, such “Change of Control” shall be triggered only if the Board’s composition changes within any twelve (12) months so that a majority of the members of the Board does not include those who were members at the beginning of such period and whose election was not endorsed by a majority of such members.

27

2012 Stock Plan – Stock Option Terms and Conditions (Employees & Directors)(2013, 2014, 2015)

Pursuant to the Stock Option Terms and Conditions applicable to employees, as adopted in 2013, 2014 and 2015 and, applicable to directors, as adopted as of March 21, 2013, a “Change of Control” is triggered as described under the 2012 Stock Plan above. In the event of a Change of Control: (a) if an employee’s employment or director’s service relationship is terminated by the Company without Cause or due to a voluntary resignation for Good Reason within two (2) years following a Change of Control, any unvested option shall immediately vest and will become immediately exercisable in full for one (1) year thereafter; (b) to the extent the option is not assumed by a successor corporation or replaced with an award or grant that preserves the existing value of the option at the time of the Change of Control, then the unvested portion of the option shall immediately vest and become exercisable in full upon the Change of Control; or (c) notwithstanding clause (b) above, and in the discretion of the committee administering the 2012 Stock Plan, the option (whether or not exercisable) may be cancelled at the time of the Change of Control in exchange for cash, property or a combination thereof.

2012 Stock Plan – Restricted Stock Award Agreement

Pursuant to the Restricted Stock Award Agreement, filed with the Form 10-Q of the Company, filed on July 28, 2015, a “Change of Control” is triggered as described under the 2012 Stock Plan above. In the event of a Change of Control, (a) if an employee’s employment is terminated by the Company without Cause or due to a voluntary resignation for Good Reason within two (2) years following a Change of Control, all restricted stock shall immediately vest; and (b) to the extent the award is not assumed by a successor entity or person or replaced with an award or grant that preserves its existing value at the time of the Change of Control, then all restricted stock shall immediately vest.

2012 Stock Plan – Restricted Stock Unit Award Agreement (Stock-Settled) / (Cash Settled)

Pursuant to the Restricted Stock Unit Award Agreement (Stock-Settled), filed with the Form 10-Q of the Company, filed on July 28, 2015, of the Company, and the Restricted Stock Unit Award Agreement (Cash-Settled), filed with the Form 10-K of the Company, filed on April 28, 2015, a “Change of Control” is triggered as described under the 2012 Stock Plan above. In the event of a Change of Control: (a) if an employee’s employment is terminated by the Company without Cause or due to a voluntary resignation for Good Reason within two (2) years following a Change of Control, any unvested restricted stock units shall immediately vest; (b) to the extent the award is not assumed by a successor entity or person or replaced with an award or grant that preserves its existing value at the time of the Change of Control, then the unvested potion of the restricted stock units shall immediately vest; (c) the committee administering the 2012 Stock Plan may fully vest the restricted stock units at the time of a Change of Control and deliver in exchange therefor cash, property or a combination thereof; (d) for any right to receive payment of the restricted stock units that constitutes a deferral of compensation subject to Section 409A of the Code, if the application of any clause (a), (b), (c), or (e) would cause a violation of Section 409A, the unvested portion of the restricted stock units shall immediately vest and issuance and delivery of shares in settlement of such restricted stock units shall occur no later than sixty (60) calendar days after the earliest of: (i) a change in the Board’s composition within any twelve (12) months so that a majority of the members of the Board does not include those who were members at the beginning of such period and whose election was not endorsed by a majority of such members, (ii) “separation from service” with the Company under Section 409A of the Code, and (iii) the applicable vesting date(s) set forth in the Restricted Stock Unit Award Agreement; and (e) for “specified employee” under Section 409A of the Code determined at the time of such employee’s separation from service, if the restricted stock units become payable as a result of above clause (b), the issuance and delivery of shares in settlement of the restricted stock units shall be made no later than sixty (60) calendar days after the first business day that is six (6) months after such employee’s separation from service or death, whichever is earlier.

2012 Stock Plan – Performance Share Unit Award Terms and Conditions (filed 2016)

Pursuant to the Performance Share Unit Award Terms and Conditions, attached to the Company’s Form 8-K, filed on March 10, 2016, a “Change of Control” is triggered as described under the 2012 Stock Plan above. In the event of a Change of Control: (a) to the extent the award is not assumed by a successor entity or its parent, then the performance share units shall immediately vest at target; and (b) to the extent the award is continued, assumed or replaced, (i) if an employee’s employment is terminated by the Company without Cause or due to a voluntary resignation for Good Reason within two (2) years following a Change of Control, any unvested performance share units shall immediately vest at target, or (ii) if an employee retires at any time following a Change of Control or an employee’s employment is terminated by the Company without Cause or due to a voluntary resignation for Good Reason more than two (2) years following a Change of Control, a pro-rata portion of the performance share units shall remain outstanding subject to satisfaction of the performance conditions.

28

2012 Stock Plan – Performance Share Unit Award Terms and Conditions (filed 2018)

Pursuant to the Performance Share Unit Award Terms and Conditions, attached to the Company’s Form 10-K, filed on April 24, 2018, a “Change of Control” is triggered as described under the 2012 Stock Plan above. In the event of a Change of Control that does not involve a transaction (such a change in the Board composition) occurs after the grant date but before the scheduled vesting date and an employee continues to be employed by the Company through such Change of Control, then the performance share units shall remain outstanding subject to satisfaction of the performance conditions on the scheduled vesting date, regardless of whether such employee remains continuously employed by the Company (or any of its affiliate) until the scheduled vesting date.

Amended and Restated Credit Agreement

Based on a review of the Company’s public filings with the SEC, pursuant to the Amended and Restated Credit Agreement, dated as of March 21, 2013 (the “Credit Agreement”), a “Change of Control” is triggered if, the Board’s composition changes within any twenty-four (24) months so that a majority of the initial members does not include those who were members at the beginning of such period, which would occur if five (5) or more of the Nominees are elected to the Board at the Annual Meeting. In the event of a Change of Control, certain obligations of the Company and the Guarantors under the Credit Agreement shall become immediately due and payable in full, and the date of such Change of Control shall be the maturity date for purposes of the Credit Agreement.

Filed Agreements`

We have not independently verified if the copies of the agreements discussed above in this section of the Solicitation Statement titled “Certain Effects Related to This Solicitation” (collectively, the “Filed Agreements”) and publicly filed by the Company with the SEC are the same as the executed copies of the Filed Agreements, and the analyses above are based on our review of the Company’s public SEC filings. While we are not aware of any, there may be other agreements that may be triggered by a change in control in connection the Proposals. The discussion of the potential impact of the Proposals is based entirely upon our review of the Filed Agreements and the Company’s Annual Report on Form 10-K for the fiscal year ended February 24, 2018.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND THE EFFECT OF CHANGE OF CONTROL PROVISIONS IN CERTAIN OF THE COMPANY’S MATERIAL AGREEMENTS. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Blackwells Capital LLC

                     June 29, 2018

29

SCHEDULE I

TRANSACTIONS IN THE SECURITIES DURING THE PAST TWO YEARS
BLACKWELLS CAPITAL LLC

Nature of the Transaction	Securities Purchased (Sold)	Date of Purchase/ Sale
Purchase of October 2017 Call Option	500	6/19/2017
Sale of October 2017 Call Option	(500)	6/19/2017
Purchase of Stock	75,000	6/19/2017
Purchase of Stock	2,000	6/20/2017
Purchase of Stock	3,000	7/5/2017
Purchase of Stock	5,000	7/6/2017
Purchase of Stock	15,000	7/13/2017
Purchase of Stock	5,000	7/14/2017
Purchase of Stock	5,000	7/21/2017
Purchase of Stock	7,500	7/26/2017
Purchase of Stock	2,500	7/27/2017
Purchase of October 2017 Call Option	175	7/28/2017
Purchase of Stock	12,500	8/1/2017
Purchase of Stock	18,964	8/2/2017
Sale of Stock	(120,000)	8/2/2017
Purchase of October 2017 Call Option	825	8/2/2017
Sale of October 2017 Call Option	(825)	8/2/2017
Purchase of August 2017 Call Option	450	8/3/2017
Sale of August 2017 Put Option	(450)	8/3/2017
Purchase of Stock	3,750	8/3/2017
Sale of August 2017 Call Option	(450)	8/4/2017
Purchase of August 2017 Put Option	450	8/4/2017
Purchase of Stock	2,785	8/7/2017
Sale of Stock	(12,500)	8/7/2017
Purchase of September 2017 Call Option	200	8/8/2017
Sale of September 2017 Call Option	(200)	8/8/2017
Purchase of Stock	2,000	8/8/2017
Purchase of September 2017 Call Option	10	8/9/2017
Sale of September 2017 Call Option	(10)	8/9/2017
Purchase of Stock	750	8/9/2017
Purchase of October 2017 Call Option	100	8/10/2017
Sale of October 2017 Call Option	(100)	8/10/2017
Purchase of Stock	1,751	8/10/2017
Purchase of Stock	2,500	8/18/2017
Purchase of Stock	1,000	8/21/2017
Purchase of Stock	6,000	8/24/2017
Sale of Stock	(32,000)	8/25/2017
Sale of September 2017 Put Option	(100)	8/28/2017
Purchase of Stock	10,000	8/28/2017
Purchase of Stock	3,500	8/29/2017
Purchase of Stock	2,750	9/5/2017
Purchase of September 2017 Call Option	210	9/7/2017
Purchase of September 2017 Put Option	100	9/7/2017
Purchase of Stock	2,000	9/8/2017
Purchase of Stock	1,000	9/14/2017
Sale of September 2017 Call Option	(210)	9/15/2017
Purchase of Stock	1,000	9/19/2017
Sale of October 2017 Call Option	(550)	10/2/2017
Purchase of October 2017 Call Option	425	10/2/2017
Purchase of Stock	3,000	10/9/2017
Sale of October 2017 Call Option	(50)	10/10/2017
Sale of Stock	(8,000)	10/10/2017
Purchase of Stock	35,000	10/11/2017
Sale of Stock	(35,000)	10/11/2017
Purchase of Stock	3,750	10/12/2017
Purchase of October 2017 Call Option	175	10/16/2017
Purchase of Stock	15,000	10/16/2017
Purchase of Stock	13,795	10/17/2017
Sale of October 2017 Call Option	(175)	10/18/2017
Purchase of Stock	45,000	10/18/2017
Sale of Stock	(25,000)	10/18/2017

30

Nature of the Transaction	Securities Purchased (Sold)	Date of Purchase/ Sale
Purchase of November 2017 Call Option	475	10/19/2017
Sale of November 2017 Put Option	(475)	10/19/2017
Purchase of Stock	10,000	10/19/2017
Sale of Stock	(62,548)	10/19/2017
Sale of Stock	(116,887)	10/20/2017
Purchase of October 2017 Call Option	500	10/20/2017
Sale of October 2017 Call Option	(500)	10/20/2017
Purchase of Stock	147,025	10/20/2017
Purchase of Stock	10,000	10/23/2017
Purchase of Stock	90,000	10/24/2017
Purchase of November 2017 Call Option	500	10/24/2017
Sale of Stock	(75,000)	10/24/2017
Purchase of November 2017 Call Option	500	10/25/2017
Sale of November 2017 Put Option	(500)	10/25/2017
Purchase of Stock	590,000	10/25/2017
Sale of Stock	(375,000)	10/25/2017
Purchase of Stock	18,500	10/30/2017
Purchase of Stock	9,595	10/31/2017
Purchase of Stock	2,700	11/1/2017
Purchase of Stock	1,199	11/3/2017
Purchase of Stock	13,500	11/6/2017
Purchase of Stock	26,000	11/7/2017
Purchase of Stock	25,000	11/8/2017
Sale of Stock	(45,000)	11/8/2017
Purchase of Stock	15,000	11/9/2017
Purchase of Stock	2,500	11/13/2017
Sale of November 2017 Call Option	(51)	11/14/2017
Purchase of November 2017 Put Option	475	11/14/2017
Purchase of Stock	17,506	11/14/2017
Sale of January 2018 Put Option	(275)	11/15/2017
Purchase of November 2017 Put Option	500	11/16/2017
Sale of November 2017 Call Option	(1,424)	11/17/2017
Purchase of January 2018 Call Option	250	11/17/2017
Purchase of Stock	5,000	11/17/2017
Purchase of Stock	1,500	11/20/2017
Purchase of Stock	5,000	11/21/2017
Sale of Stock	(43,000)	11/21/2017
Purchase of Stock	5,000	11/24/2017
Purchase of Stock	7,500	11/28/2017
Purchase of Stock	12,500	11/29/2017
Purchase of Stock	35,200	11/30/2017
Sale of January 2018 Call Option	(75)	11/30/2017
Purchase of December 2017 Put Option	125	11/30/2017
Purchase of December 2017 Put Option	252	12/1/2017
Purchase of Stock	1,300	12/1/2017
Sale of Stock	(5,200)	12/1/2017
Sale of January 2018 Call Option	(400)	12/4/2017
Purchase of January 2018 Put Option	275	12/4/2017
Purchase of Stock	3,000	12/4/2017
Sale of Stock	(11,300)	12/4/2017
Sale of December 2017 Put Option	(100)	12/5/2017
Purchase of Stock	19,900	12/5/2017
Sale of Stock	(5,000)	12/6/2017
Purchase of Stock	18,131	12/6/2017
Purchase of December 2017 Call Option	300	12/6/2017
Sale of Stock	(15,200)	12/7/2017
Sale of Stock	(24,731)	12/8/2017
Purchase of Stock	13,050	12/8/2017
Sale of December 2017 Call Option	(150)	12/8/2017
Purchase of December 2017 Put Option	200	12/8/2017
Purchase of July 2018 Call Option	500	12/11/2017
Sale of July 2018 Put Option	(500)	12/11/2017
Purchase of Stock	2,600	12/11/2017
Purchase of July 2018 Call Option	250	12/12/2017

31

Nature of the Transaction	Securities Purchased (Sold)	Date of Purchase/ Sale
Purchase of January 2018 Put Option	85	12/12/2017
Sale of July 2018 Put Option	(250)	12/12/2017
Purchase of Stock	42,390	12/12/2017
Sale of Stock	(33,000)	12/13/2017
Sale of December 2017 Call Option	(113)	12/13/2017
Purchase of July 2018 Call Option	100	12/14/2017
Purchase of January 2018 Put Option	159	12/14/2017
Purchase of Stock	55,850	12/14/2017
Purchase of Stock	17,555	12/15/2017
Sale of December 2017 Call Option	(37)	12/15/2017
Purchase of January 2018 Put Option	100	12/15/2017
Sale of December 2017 Put Option	(477)	12/15/2017
Sale of Stock	(39,500)	12/18/2017
Purchase of Stock	9,377	12/18/2017
Sale of January 2018 Call Option	(175)	12/18/2017
Purchase of February 2018 Put Option	150	12/18/2017
Sale of Stock	(3,875)	12/19/2017
Purchase of Stock	37,098	12/19/2017
Sale of January 2018 Put Option	(75)	12/19/2017
Sale of Stock	(20,000)	12/21/2017
Purchase of February 2018 Put Option	100	12/21/2017
Sale of January 2018 Call Option	(400)	12/21/2017
Purchase of January 2018 Put Option	190	12/21/2017
Sale of January 2018 Put Option	(159)	12/21/2017
Purchase of Stock	7,250	12/22/2017
Sale of January 2018 Call Option	(100)	12/22/2017
Purchase of January 2018 Put Option	100	12/22/2017
Sale of Stock	(16,000)	12/26/2017
Purchase of Stock	7,000	12/26/2017
Sale of January 2019 Call Option	(150)	12/26/2017
Sale of January 2018 Call Option	(125)	12/26/2017
Sale of Stock	(4,750)	12/27/2017
Purchase of April 2018 Call Option	500	12/27/2017
Sale of April 2018 Call Option	(500)	12/27/2017
Purchase of July 2018 Call Option	300	12/27/2017
Sale of July 2018 Put Option	(300)	12/27/2017
Purchase of February 2018 Put Option	120	12/27/2017
Purchase of Stock	22,045	12/27/2017
Purchase of Stock	7,000	12/28/2017
Purchase of Stock	23,750	12/29/2017
Purchase of July 2018 Call Option	150	12/29/2017
Sale of July 2018 Put Option	(250)	12/29/2017
Sale of January 2019 Call Option	(62)	1/2/2018
Purchase of January 2019 Call Option	62	1/3/2018
Purchase of February 2018 Call Option	250	1/3/2018
Purchase of Stock	18,500	1/3/2018
Purchase of Stock	30,000	1/4/2018
Purchase of January 2019 Call Option	90	1/4/2018
Sale of February 2018 Put Option	(100)	1/4/2018
Purchase of April 2018 Call Option	125	1/4/2018
Purchase of January 2018 Call Option	345	1/4/2018
Purchase of July 2018 Call Option	125	1/4/2018
Sale of July 2018 Put Option	(125)	1/4/2018
Sale of Stock	(1,000)	1/4/2018
Purchase of January 2019 Call Option	350	1/8/2018
Purchase of July 2018 Call Option	300	1/8/2018
Purchase of February 2018 Call Option	300	1/8/2018
Sale of July 2018 Put Option	(300)	1/8/2018
Purchase of Stock	4,638	1/8/2018
Purchase of January 2019 Call Option	500	1/9/2018
Sale of January 2019 Call Option	(500)	1/9/2018
Purchase of February 2018 Call Option	300	1/9/2018
Purchase of January 2018 Call Option	450	1/9/2018
Sale of January 2018 Put Option	(900)	1/9/2018

32

Nature of the Transaction	Securities Purchased (Sold)	Date of Purchase/ Sale
Purchase of February 2018 Put Option	130	1/9/2018
Purchase of Stock	81,410	1/9/2018
Sale of Stock	(64,736)	1/9/2018
Purchase of January 2019 Call Option	500	1/10/2018
Sale of April 2018 Call Option	(421)	1/10/2018
Sale of July 2018 Call Option	(275)	1/10/2018
Purchase of July 2018 Put Option	275	1/10/2018
Purchase of February 2018 Call Option	1,000	1/10/2018
Sale of January 2018 Call Option	(500)	1/10/2018
Purchase of July 2018 Call Option	500	1/10/2018
Purchase of January 2018 Call Option	1,000	1/10/2018
Sale of July 2018 Put Option	(250)	1/10/2018
Sale of February 2018 Put Option	(200)	1/10/2018
Purchase of Stock	210,000	1/10/2018
Sale of Stock	(160,078)	1/10/2018
Purchase of January 2018 Put Option	25	1/11/2018
Purchase of Stock	79,394	1/11/2018
Sale of Stock	(226,894)	1/11/2018
Purchase of Stock	61,446	1/12/2018
Purchase of July 2018 Call Option	2,721	1/12/2018
Sale of January 2019 Put Option	(1,250)	1/12/2018
Purchase of Stock	11,200	1/16/2018
Purchase of April 2018 Call Option	1,080	1/16/2018
Sale of April 2018 Call Option	(375)	1/16/2018
Purchase of July 2018 Call Option	388	1/16/2018
Purchase of January 2018 Put Option	12	1/16/2018
Sale of April 2018 Call Option	(103)	1/18/2018
Sale of July 2018 Call Option	(500)	1/18/2018
Purchase of January 2018 Call Option	100	1/18/2018
Purchase of January 2019 Put Option	875	1/18/2018
Purchase of February 2018 Put Option	1,500	1/18/2018
Purchase of July 2018 Put Option	700	1/18/2018
Purchase of January 2018 Put Option	113	1/18/2018
Sale of February 2018 Put Option	(200)	1/18/2018
Sale of Stock	(255,146)	1/18/2018
Sale of January 2019 Call Option	(790)	1/19/2018
Purchase of April 2018 Call Option	865	1/19/2018
Purchase of January 2018 Call Option	480	1/19/2018
Sale of January 2018 Call Option	(850)	1/19/2018
Purchase of January 2018 Put Option	350	1/19/2018
Purchase of Stock	10,300	1/19/2018
Sale of Stock	(5,700)	1/19/2018
Purchase of Stock	3,500	1/22/2018
Purchase of Stock	10,000	1/23/2018
Purchase of April 2018 Call Option	250	1/24/2018
Purchase of July 2018 Call Option	1,141	1/24/2018
Sale of February 2018 Put Option	(330)	1/24/2018
Purchase of Stock	6,000	1/29/2018
Sale of February 2018 Put Option	(350)	1/29/2018
Purchase of March 2018 Call Option	350	1/29/2018
Purchase of April 2018 Call Option	1,300	1/30/2018
Purchase of July 2018 Call Option	300	1/30/2018
Purchase of February 2018 Put Option	870	1/30/2018
Purchase of July 2018 Put Option	200	1/30/2018
Purchase of Stock	39,377	1/30/2018
Sale of Stock	(17,000)	1/30/2018
Purchase of Stock	13,000	2/1/2018
Purchase of July 2018 Call Option	115	2/1/2018
Sale of February 2018 Put Option	(585)	2/1/2018
Purchase of March 2018 Put Option	1,410	2/1/2018

33

Nature of the Transaction	Securities Purchased (Sold)	Date of Purchase/ Sale
Sale of March 2018 Put Option	(940)	2/1/2018
Purchase of February 2018 Put Option	500	2/1/2018
Purchase of Stock	34,000	2/2/2018
Purchase of February 2018 Call Option	1,235	2/2/2018
Purchase of July 2018 Call Option	500	2/2/2018
Purchase of March 2018 Put Option	203	2/5/2018
Sale of February 2018 Put Option	(520)	2/5/2018
Purchase of Stock	20,000	2/5/2018
Purchase of February 2018 Call Option	1,750	2/6/2018
Sale of February 2018 Call Option	(850)	2/7/2018
Purchase of Stock	10,000	2/7/2018
Sale of Stock	(20,000)	2/7/2018
Purchase of Stock	25,000	2/8/2018
Sale of Stock	(20,000)	2/8/2018
Purchase of February 2018 Put Option	350	2/8/2018
Sale of February 2018 Put Option	(625)	2/8/2018
Sale of February 2018 Call Option	(585)	2/9/2018
Purchase of Stock	84,355	2/12/2018
Purchase of February 2018 Call Option	250	2/12/2018
Purchase of March 2018 Put Option	500	2/12/2018
Sale of February 2018 Put Option	(375)	2/12/2018
Sale of Stock	(26,000)	2/12/2018
Purchase of March 2018 Call Option	749	2/13/2018
Purchase of February 2018 Call Option	850	2/13/2018
Purchase of March 2018 Put Option	500	2/13/2018
Sale of March 2018 Put Option	(500)	2/13/2018
Purchase of July 2018 Put Option	200	2/13/2018
Purchase of Stock	392,550	2/13/2018
Sale of Stock	(488,391)	2/13/2018
Sale of April 2018 Call Option	(101)	2/14/2018
Purchase of April 2018 Call Option	101	2/14/2018
Purchase of January 2019 Put Option	375	2/14/2018
Purchase of July 2018 Put Option	279	2/14/2018
Sale of Stock	(79,384)	2/14/2018
Purchase of Stock	20,000	2/15/2018
Purchase of April 2018 Call Option	141	2/15/2018
Purchase of Stock	78,200	2/16/2018
Sale of February 2018 Call Option	(4,500)	2/16/2018
Sale of February 2018 Put Option	(435)	2/16/2018
Sale of Stock	(50,000)	2/16/2018
Purchase of March 2018 Call Option	100	2/20/2018
Purchase of April 2018 Call Option	47	2/20/2018
Purchase of April 2018 Put Option	350	2/20/2018
Sale of Stock	(60,000)	2/20/2018
Sale of Stock	(44,800)	2/21/2018
Purchase of July 2018 Call Option	1,000	2/21/2018
Purchase of July 2018 Put Option	321	2/22/2018
Sale of Stock	(15,000)	2/22/2018
Sale of Stock	(27,500)	2/23/2018

34

Nature of the Transaction	Securities Purchased (Sold)	Date of Purchase/ Sale
Purchase of July 2018 Call Option	500	2/23/2018
Sale of March 2018 Put Option	(294)	2/26/2018
Sale of March 2018 Call Option	(350)	2/27/2018
Purchase of April 2018 Call Option	350	2/27/2018
Purchase of July 2018 Call Option	500	2/28/2018
Sale of March 2018 Put Option	(310)	2/28/2018
Purchase of Stock	114,140	3/1/2018
Purchase of July 2018 Call Option	375	3/1/2018
Sale of Stock	(104,104)	3/1/2018
Sale of March 2018 Call Option	(199)	3/2/2018
Purchase of April 2018 Call Option	21	3/2/2018
Sale of April 2018 Call Option	(526)	3/2/2018
Purchase of July 2018 Call Option	100	3/2/2018
Purchase of April 2018 Put Option	500	3/2/2018
Purchase of Stock	185,522	3/2/2018
Sale of Stock	(135,522)	3/2/2018
Sale of April 2018 Call Option	(500)	3/5/2018
Purchase of April 2018 Put Option	500	3/5/2018
Purchase of Stock	109,528	3/5/2018
Sale of Stock	(59,528)	3/5/2018
Sale of March 2018 Call Option	(200)	3/6/2018
Sale of July 2018 Call Option	(200)	3/6/2018
Sale of March 2018 Put Option	(20)	3/6/2018
Purchase of March 2018 Put Option	150	3/6/2018
Purchase of Stock	97,318	3/6/2018
Sale of Stock	(97,318)	3/6/2018
Purchase of April 2018 Call Option	250	3/7/2018
Purchase of July 2018 Call Option	200	3/7/2018
Sale of March 2018 Put Option	(275)	3/7/2018
Purchase of Stock	172,506	3/7/2018
Sale of Stock	(157,506)	3/7/2018
Purchase of July 2018 Call Option	100	3/8/2018
Sale of March 2018 Put Option	(193)	3/8/2018
Purchase of Stock	15,000	3/8/2018
Sale of Stock	(12,000)	3/8/2018
Purchase of Stock	111,340	3/9/2018
Sale of Stock	(111,340)	3/9/2018
Sale of March 2018 Call Option	(70)	3/12/2018
Purchase of Stock	136,948	3/12/2018
Sale of Stock	(145,488)	3/12/2018
Sale of July 2018 Call Option	(12)	3/13/2018
Purchase of March 2018 Call Option	274	3/13/2018
Purchase of Stock	272,494	3/13/2018
Sale of Stock	(272,494)	3/13/2018
Purchase of Stock	276,566	3/14/2018
Sale of Stock	(258,874)	3/14/2018
Purchase of Stock	205,000	3/15/2018
Sale of Stock	(205,000)	3/15/2018
Purchase of Stock	3,000	3/16/2018
Sale of March 2018 Call Option	(654)	3/16/2018
Sale of March 2018 Put Option	(231)	3/16/2018
Purchase of April 2018 Call Option	500	3/19/2018
Purchase of May 2018 Call Option	500	3/19/2018
Sale of April 2018 Call Option	(4,568)	3/19/2018
Sale of July 2018 Call Option	(1,000)	3/19/2018

35

Nature of the Transaction	Securities Purchased (Sold)	Date of Purchase/ Sale
Purchase of April 2018 Put Option	3,000	3/19/2018
Purchase of Stock	417,972	3/19/2018
Purchase of May 2018 Call Option	100	3/20/2018
Purchase of Stock	12,427	3/20/2018
Sale of Stock	(51,427)	3/20/2018
Purchase of Stock	7,500	3/21/2018
Purchase of Stock	80,662	3/22/2018
Sale of Stock	(22,500)	3/22/2018
Purchase of Stock	20,000	3/26/2018
Sale of Stock	(20,000)	3/26/2018
Purchase of Stock	9,651	3/27/2018
Sale of April 2018 Call Option	(221)	3/28/2018
Sale of July 2018 Call Option	(1,000)	3/28/2018
Purchase of Stock	20,000	3/28/2018
Purchase of April 2018 Call Option	1,000	3/29/2018
Sale of July 2018 Call Option	(1,000)	3/29/2018
Sale of April 2018 Put Option	(1,000)	3/29/2018
Purchase of July 2018 Put Option	1,000	3/29/2018
Purchase of Stock	36,947	3/29/2018
Purchase of Stock	130,111	4/2/2018
Sale of Stock	(77,414)	4/2/2018
Purchase of Stock	12,406	4/3/2018
Sale of April 2018 Call Option	(603)	4/3/2018
Purchase of May 2018 Put Option	700	4/3/2018
Sale of Stock	(5,385)	4/4/2018
Purchase of Stock	8,500	4/4/2018
Sale of May 2018 Call Option	(120)	4/4/2018
Sale of July 2018 Call Option	(200)	4/4/2018
Purchase of April 2018 Call Option	500	4/4/2018
Purchase of July 2018 Call Option	500	4/4/2018
Purchase of May 2018 Put Option	500	4/4/2018
Purchase of Stock	41,674	4/5/2018
Purchase of July 2018 Call Option	117	4/5/2018
Purchase of April 2018 Call Option	2,000	4/5/2018
Sale of April 2018 Call Option	(1,000)	4/5/2018
Sale of July 2018 Call Option	(500)	4/5/2018
Purchase of May 2018 Put Option	200	4/5/2018
Sale of April 2018 Put Option	(1,000)	4/5/2018
Purchase of July 2018 Put Option	500	4/5/2018
Sale of Stock	(88,199)	4/5/2018
Purchase of Stock	21,258	4/6/2018
Purchase of April 2018 Put Option	375	4/6/2018
Purchase of May 2018 Put Option	1,550	4/6/2018
Sale of Stock	(15,000)	4/6/2018
Sale of Stock	(149,210)	4/9/2018
Sale of April 2018 Put Option	(665)	4/9/2018
Sale of May 2018 Put Option	(435)	4/9/2018
Purchase of April 2018 Call Option	500	4/9/2018
Purchase of Stock	193,500	4/9/2018
Purchase of Stock	20,643	4/10/2018
Purchase of Stock	12,574	4/11/2018
Sale of May 2018 Call Option	(200)	4/11/2018
Sale of April 2018 Call Option	(200)	4/11/2018
Sale of Stock	(27,000)	4/11/2018
Sale of Stock	(3,731)	4/12/2018
Purchase of Stock	3,912	4/12/2018
Purchase of May 2018 Put Option	442	4/12/2018
Sale of Stock	(99,633)	4/13/2018
Purchase of Stock	43,000	4/13/2018
Sale of April 2018 Put Option	(210)	4/13/2018
Purchase of May 2018 Put Option	210	4/13/2018
Sale of Stock	(75,000)	4/16/2018
Sale of April 2018 Call Option	(612)	4/16/2018
Sale of May 2018 Call Option	(280)	4/16/2018

36

Nature of the Transaction	Securities Purchased (Sold)	Date of Purchase/ Sale
Sale of May 2018 Put Option	(1,500)	4/16/2018
Sale of July 2018 Call Option	(225)	4/17/2018
Purchase of May 2018 Put Option	300	4/17/2018
Sale of May 2018 Put Option	(600)	4/17/2018
Purchase of Stock	200,000	4/17/2018
Sale of Stock	(200,000)	4/17/2018
Sale of July 2018 Call Option	(200)	4/18/2018
Purchase of July 2018 Call Option	135	4/18/2018
Sale of May 2018 Put Option	(767)	4/18/2018
Purchase of Stock	135,000	4/18/2018
Sale of Stock	(190,713)	4/18/2018
Purchase of July 2018 Call Option	585	4/19/2018
Purchase of May 2018 Call Option	500	4/19/2018
Sale of May 2018 Call Option	(500)	4/19/2018
Sale of May 2018 Put Option	(185)	4/19/2018
Purchase of Stock	318,572	4/19/2018
Sale of Stock	(202,037)	4/19/2018
Sale of April 2018 Call Option	(2,971)	4/20/2018
Purchase of July 2018 Call Option	352	4/20/2018
Purchase of April 2018 Call Option	3,171	4/20/2018
Sale of April 2018 Put Option	(1,850)	4/20/2018
Purchase of Stock	86,924	4/20/2018
Sale of Stock	(303,257)	4/20/2018
Purchase of Stock	19,322	4/24/2018
Sale of July 2018 Call Option	(100)	4/25/2018
Sale of May 2018 Call Option	(500)	4/25/2018
Purchase of Stock	55,000	4/25/2018
Sale of Stock	(12,000)	4/25/2018
Purchase of Stock	9,100	4/26/2018
Sale of Stock	(9,100)	4/26/2018
Sale of Stock	(15,000)	4/27/2018
Sale of Stock	(27,500)	4/30/2018
Sale of July 2018 Call Option	(72)	5/1/2018
Sale of Stock	(6,000)	5/1/2018
Purchase of Stock	27,201	5/2/2018
Sale of Stock	(27,201)	5/2/2018
Purchase of Stock	37,471	5/3/2018
Sale of Stock	(37,471)	5/3/2018
Purchase of Stock	32,900	5/4/2018
Sale of Stock	(42,900)	5/4/2018
Purchase of Stock	14,700	5/7/2018
Sale of May 2018 Put Option	(115)	5/7/2018
Sale of Stock	(16,000)	5/7/2018
Purchase of Stock	135,574	5/8/2018
Sale of May 2018 Put Option	(300)	5/8/2018
Sale of Stock	(238,563)	5/8/2018
Purchase of Stock	42,596	5/9/2018
Purchase of July 2018 Call Option	93	5/9/2018
Sale of Stock	(25,165)	5/9/2018
Sale of Stock	(52,861)	5/10/2018
Sale of October 2018 Put Option	(9)	5/10/2018
Purchase of October 2018 Put Option	3,250	5/10/2018
Sale of October 2018 Call Option	(3,250)	5/10/2018
Purchase of Stock	381,924	5/10/2018

37

Nature of the Transaction	Securities Purchased (Sold)	Date of Purchase/ Sale
Purchase of Stock	10,300	5/11/2018
Sale of Stock	(10,300)	5/11/2018
Purchase of Stock	4,000	5/14/2018
Sale of Stock	(4,000)	5/14/2018
Sale of Stock	(25,000)	5/16/2018
Purchase of Stock	84,565	5/16/2018
Sale of Stock	10,000	5/17/2018
Sale of Stock	(25,865)	5/17/2018
Purchase of Stock	273,800	5/17/2018
Sale of January 2019 Call Option	(2,500)	5/17/2018
Purchase of January 2019 Put Option	2,500	5/17/2018
Purchase of Stock	263,800	5/17/2018
Sale of January 2019 Put Option	(4)	5/18/2018
Sale of January 2019 Call Option	(2,000)	5/18/2018
Purchase of January 2019 Call Option	517	5/18/2018
Sale of January 2019 Call Option	(1,983)	5/18/2018
Purchase of January 2019 Put Option	2,000	5/18/2018
Purchase of Stock	236,100	5/18/2018
Sale of Stock	(36,100)	5/18/2018
Purchase of January 2019 Call Option	652	5/21/2018
Sale of January 2019 Call Option	(652)	5/21/2018
Sale of January 2019 Put Option	(17)	5/21/2018
Sale of October 2018 Put Option	(35)	5/22/2018
Purchase of Stock	15,000	5/22/2018
Sale of Stock	(15,000)	5/22/2018
Sale of October 2018 Put Option	(17)	5/24/2018
Purchase of October 2018 Put Option	1,900	5/24/2018
Purchase of October 2018 Call Option	1,043	5/24/2018
Sale of October 2018 Call Option	(2,900)	5/24/2018
Purchase of Stock	200,700	5/24/2018
Sale of Stock	(11,400)	5/24/2018
Purchase of June 2018 Put Option	350	5/25/2018
Purchase of Stock	27,500	5/29/2018
Sale of Stock	(27,500)	5/29/2018
Sale of July 2018 Call Option	(150)	5/30/2018
Purchase of October 2018 Put Option	17	5/30/2018
Sale of Stock	(20,500)	5/30/2018
Purchase of July 2018 Put Option	350	5/30/2018
Sale of July 2018 Put Option	(100)	5/30/2018
Purchase of June 2018 Call Option	500	5/31/2018
Purchase of Stock	25,630	5/31/2018
Sale of Stock	(15,130)	5/31/2018
Sale of July 2018 Call Option	(100)	6/4/2018
Sale of Stock	(5,000)	6/4/2018
Purchase of Stock	2,500	6/5/2018
Sale of Stock	(2,500)	6/5/2018
Sale of June 2018 Call Option	(100)	6/6/2018
Purchase of Stock	7,097	6/6/2018
Sale of Stock	(7,097)	6/6/2018
Sale of June 2018 Call Option	(135)	6/7/2018
Purchase of June 2018 Call Option	350	6/7/2018
Sale of July 2018 Call Option	(1,558)	6/7/2018
Purchase of July 2018 Call Option	1,250	6/7/2018
Purchase of Stock	4,850	6/8/2018
Sale of Stock	(154,850)	6/8/2018
Purchase of July 2018 Call Option	1,500	6/8/2018
Sale of January 2020 Call Option	(350)	6/8/2018
Sale of July 2018 Put Option	(1,500)	6/8/2018

38

Nature of the Transaction	Securities Purchased (Sold)	Date of Purchase/ Sale
Purchase of July 2018 Put Option	817	6/11/2018
Purchase of Stock	31,500	6/11/2018
Purchase of June 2018 Call Option	324	6/12/2018
Purchase of Stock	32,750	6/12/2018
Sale of Stock	(5,250)	6/12/2018
Sale of Stock	(66,500)	6/13/2018
Sale of June 2018 Call Option	(250)	6/13/2018
Sale of July 2018 Call Option	(890)	6/13/2018
Sale of July 2018 Call Option	(250)	6/14/2018
Sale of January 2019 Call Option	(17)	6/14/2018
Sale of Stock	(15,000)	6/14/2018
Sale of June 2018 Call Option	(115)	6/14/2018
Purchase of Stock	270,500	6/15/2018
Sale of June 2018 Call Option	(574)	6/15/2018
Sale of June 2018 Put Option	(350)	6/15/2018
Purchase of July 2018 Call Option	500	6/15/2018
Sale of July 2018 Put Option	(47)	6/15/2018
Sale of Stock	(10,000)	6/15/2018
Sale of July 2018 Call Option	(2,350)	6/15/2018
Purchase of October 2018 Call Option	550	6/15/2018
Purchase of July 2018 Put Option	2,350	6/15/2018
Purchase of Stock	257,000	6/18/2018
Sale of October 2018 Call Option	(2,500)	6/18/2018
Purchase of October 2018 Put Option	2,500	6/18/2018
Purchase of Stock	3,500	6/19/2018
Purchase of Stock	39,000	6/20/2018
Sale of Stock	(5,000)	6/20/2018
Sale of Stock	(30,000)	6/21/2018
Sale of July 2018 Call Option	(100)	6/21/2018
Purchase of Stock	2,500	6/21/2018
Sale of July 2018 Call Option	(100)	6/21/2018
Sale of Stock	(6,000)	6/22/2018
Sale of July 2018 Call Option	(250)	6/22/2018
Purchase of July 2018 Put Option	300	6/22/2018
Sale of Stock	(16,500)	6/25/2018
Sale of July 2018 Call Option	(390)	6/25/2018
Purchase of Stock	8,500	6/26/2018
Sale of Stock	(4,220)	6/26/2018
Sale of July 2018 Put Option	(100)	6/26/2018
Purchase of Stock	12,750	6/27/2018
Purchase of Stock	8,500	6/28/2018
Sale of January 2019 Call Option	(1,000)	6/28/2018
Purchase of January 2019 Call Option	1,000	6/28/2018

39

JASON AINTABI

Nature of the Transaction	Securities Purchased/ Sold	Date of Purchase/ Sale
Purchase of Stock	12,500	8/3/2017
Sale of Stock	(12,500)	8/4/2017
Purchase of Stock	10,000	8/10/2017
Sale of Stock	(10,000)	8/11/2017
Purchase of Stock	7,500	8/15/2017
Sale of Stock	(7,500)	8/15/2017
Purchase of Stock	7,500	8/16/2017
Purchase of Stock	9,500	8/17/2017
Sale of Stock	(3,700)	8/17/2017
Purchase of Stock	1,500	8/21/2017
Purchase of Stock	3,750	8/24/2017
Purchase of Stock	7,000	8/25/2017
Purchase of Stock	5,000	8/28/2017
Purchase of Stock	2,000	8/29/2017
Purchase of Stock	4,000	9/8/2017
Sale of Stock	(700)	9/18/2017
Sale of Stock	(5,000)	9/20/2017
Sale of Stock	(20,000)	9/25/2017
Sale of Stock	(4,550)	9/26/2017
Purchase of Stock	12,940	10/9/2017
Sale of Stock	(12,940)	10/10/2017
Purchase of Stock	10,000	10/23/2017
Sale of Stock	(10,000)	10/24/2017
Purchase of Stock	50,100	10/25/2017
Sale of Stock	(27,000)	10/26/2017
Purchase of Stock	5,000	10/30/2017
Sale of Stock	(5,000)	10/30/2017
Sale of Stock	(8,500)	11/7/2017
Purchase of Stock	1,000	11/10/2017
Sale of Stock	(15,500)	11/22/2017
Purchase of Stock	2,000	12/6/2017
Purchase of Stock	7,500	12/29/2017
Purchase of Stock	17,942	1/5/2018
Sale of Stock	(10,425)	1/5/2018
Sale of Stock	(500)	1/8/2018
Sale of Stock	(10,633)	1/10/2018
Purchase of Stock	10,000	2/2/2018
Sale of Stock	(50,000)	2/13/2018
Purchase of Stock	50,000	2/13/2018
Purchase of February 2018 Call Option	400	2/13/2018
Sale of February 2018 Call Option	(400)	2/16/2018
Purchase of Stock	5,000	2/16/2018
Sale of Stock	(15,000)	2/21/2018
Purchase of Stock	3,500	3/1/2018
Sale of Stock	(3,500)	3/2/2018
Purchase of Stock	10,000	3/14/2018
Purchase of April 2018 Call Option	1,676	3/16/2018
Sale of April 2018 Call Option	(1,592)	3/16/2018
Purchase of Stock	100,519	3/16/2018
Purchase of April 2018 Call Option	100	3/19/2018
Sale of April 2018 Call Option	(1,500)	3/19/2018
Sale of Stock	(45,000)	3/20/2018
Purchase of May 2018 Call Option	100	3/21/2018
Purchase of Stock	7,524	3/22/2018
Purchase of Stock	3,000	3/28/2018
Purchase of Stock	1,000	3/29/2018
Purchase of Stock	2,500	4/2/2018
Sale of April 2018 Call Option	(88)	4/3/2018
Purchase of April 2018 Call Option	88	4/3/2018
Purchase of Stock	507	4/3/2018
Purchase of April 2018 Call Option	700	4/4/2018
Sale of May 2018 Call Option	(100)	4/6/2018
Purchase of Stock	8,500	4/6/2018
Sale of Stock	(8,700)	4/6/2018
40

Nature of the Transaction	Securities Purchased/ Sold	Date of Purchase/ Sale
Purchase of April 2018 Call Option	300	4/9/2018
Purchase of Stock	10,000	4/9/2018
Sale of Stock	(20,000)	4/16/2018
Purchase of Stock	85,000	4/18/2018
Sale of Stock	(10,112)	4/18/2018
Purchase of April 2018 Call Option	400	4/18/2018
Purchase of Stock	33,400	4/19/2018
Purchase of July 2018 Call Option	150	4/19/2018
Sale of May 2018 Call Option	(500)	4/19/2018
Purchase of May 2018 Call Option	500	4/19/2018
Purchase of July 2018 Call Option	75	4/20/2018
Purchase of Stock	10,000	4/25/2018
Sale of May 2018 Call Option	(500)	4/30/2018
Purchase of May 2018 Call Option	500	4/30/2018
Sale of Stock	(7,823)	4/30/2018
Sale of July 2018 Call Option	(45)	5/1/2018
Sale of Stock	(4,000)	5/1/2018
Purchase of Stock	5,000	5/2/2018
Sale of July 2018 Call Option	(180)	5/8/2018
Sale of Stock	(101,577)	5/8/2018
Purchase of Stock	50,000	5/8/2018
Purchase of July 2018 Call Option	500	5/9/2018
Purchase of Stock	10,000	5/9/2018
Purchase of Stock	30,000	5/10/2018
Purchase of January 2019 Call Option	1,251	5/10/2018
Sale of October 2018 Put Option	(264)	5/10/2018
Purchase of October 2018 Call Option	1,033	5/10/2018
Purchase of October 2018 Put Option	50	5/14/2018
Purchase of October 2018 Put Option	60	5/16/2018
Purchase of Stock	15,000	5/16/2018
Sale of January 2019 Put Option	(20)	5/18/2018
Purchase of January 2019 Call Option	868	5/21/2018
Sale of January 2019 Call Option	(723)	5/21/2018
Sale of October 2018 Put Option	(44)	5/21/2018
Sale of October 2018 Put Option	(50)	5/22/2018
Sale of January 2019 Put Option	(67)	5/23/2018
Purchase of Stock	225	5/23/2018
Sale of Stock	(15,000)	5/24/2018
Purchase of Stock	6,500	5/24/2018
Purchase of October 2018 Call Option	190	5/24/2018
Purchase of January 2019 Call Option	694	5/24/2018
Sale of January 2019 Call Option	(627)	5/24/2018
Purchase of July 2018 Call Option	613	5/24/2018
Sale of July 2018 Call Option	(613)	5/24/2018
Purchase of July 2018 Put Option	50	5/24/2018
Purchase of June 2018 Put Option	150	5/25/2018
Purchase of Stock	10,000	5/29/2018
Sale of Stock	(10,000)	5/29/2018
Sale of Stock	(3,000)	5/30/2018
Sale of October 2018 Call Option	(90)	5/30/2018
Sale of July 2018 Call Option	(200)	5/30/2018
Purchase of January 2019 Put Option	20	5/30/2018
Purchase of July 2018 Put Option	24	5/30/2018
Purchase of Stock	6,000	5/31/2018
Purchase of October 2018 Put Option	100	5/31/2018
Purchase of October 2018 Put Option	22	6/4/2018
Sale of Stock	(8,000)	6/4/2018
Purchase of Stock	2,250	6/6/2018
Purchase of June 2018 Call Option	150	6/7/2018
Sale of July 2018 Call Option	(100)	6/7/2018

41

Nature of the Transaction	Securities Purchased/ Sold	Date of Purchase/ Sale
Sale of Stock	(2,500)	6/7/2018
Purchase of October 2018 Put Option	74	6/7/2018
Purchase of January 2019 Put Option	67	6/7/2018
Sale of July 2018 Put Option	(24)	6/7/2018
Purchase of Stock	5,500	6/7/2018
Sale of Stock	(1,000)	6/8/2018
Purchase of Stock	3,000	6/8/2018
Sale of January 2020 Call Option	(491)	6/8/2018
Purchase of June 2018 Call Option	225	6/8/2018
Purchase of July 2018 Put Option	200	6/11/2018
Purchase of Stock	18,500	6/12/2018
Sale of July 2018 Call Option	(813)	6/13/2018
Purchase of July 2018 Call Option	613	6/13/2018
Sale of Stock	(40,000)	6/13/2018
Sale of October 2018 Call Option	(70)	6/14/2018
Sale of January 2019 Call Option	(192)	6/14/2018
Sale of Stock	(836)	6/14/2018
Sale of June 2018 Call Option	(150)	6/15/2018
Purchase of Stock	10,000	6/15/2018
Purchase of July 2018 Call Option	200	6/15/2018
Purchase of Stock	18,000	6/18/2018
Purchase of October 2018 Call Option	700	6/18/2018
Purchase of Stock	6,586	6/19/2018
Purchase of July 2018 Call Option	175	6/20/2018
Sale of Stock	(2,500)	6/22/2018
Sale of July 2018 Call Option	(50)	6/22/2018
Purchase of October 2018 Put Option	22	6/25/2018
Sale of Stock	(5,000)	6/25/2018
Sale of January 2019 Call Option	(150)	6/25/2018
Purchase of Stock	1,500	6/26/2018
Purchase of Stock	17,500	6/27/2018

42

SCHEDULE II

The following table reproduces information contained in the Company’s first amendment to its preliminary proxy statement, as filed with the SEC on June 26, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the only persons or groups known to us as of June 12, 2018, to be the beneficial owners of more than five percent of SUPERVALU common stock. The figures in the “Percent of Class” column are based on 38,618,556 shares of common stock issued and outstanding on June 7, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
(1) BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	4,873,089	12.6%
(2) The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	3,926,387	10.2%
(3) Jason Aintabi and Blackwells Capital LLC, 600 Madison Avenue, 18th Floor, New York, NY 10022	2,942,505	7.6%
(4) Towle & Co., 1610 Des Peres Road, Suite 250, St. Louis, MO 63131	2,579,143	6.7%
(5) Dimensional Fund Advisors LP, 6300 Bee Cave Rd., Austin, TX 78746	2,043,760	5.3%
(6) Louis A. Amen, 7200 Dominion Circle, Commerce, CA 90040	2,030,661	5.3%

(1)	Share ownership is as of December 31, 2017, as set forth in a Schedule 13G/A (Amendment No. 6) filed with the SEC on January 19, 2018. According to that filing, BlackRock, Inc., a parent holding company, is deemed to beneficially own 4,873,089 shares of SUPERVALU common stock, with sole dispositive power as to all of such shares and sole voting power as to 4,775,631 shares.

(2)	Share ownership is as of December 31, 2017, as set forth in a Schedule 13G/A (Amendment No. 4) filed with the SEC on February 9, 2018. According to that filing, The Vanguard Group (“Vanguard”) is deemed to beneficially own 3,926,387 shares of SUPERVALU common stock. Vanguard reported sole voting power with respect to 42,336 shares, shared voting power with respect to 4,105 shares, sole dispositive power with respect to 3,882,847 shares and shared dispositive power with respect to 43,540 shares. The filing reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., has beneficial ownership of 39,435 shares as a result of its serving as investment manager of collective trust accounts, and that Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., has beneficial ownership of 7,006 shares as a result of its serving as investment manager of Australian investment offerings.

(3)	Share ownership is as of June 21, 2018, as set forth in an amendment to the preliminary proxy statement filed with the SEC on June 21, 2018. According to that filing, Mr. Aintabi, an affiliate of Blackwells, is deemed to beneficially own 2,942,505 shares of SUPERVALU common stock, which are comprised of (i) 111,105 shares directly beneficially owned by Mr. Aintabi, (ii) 403,900 shares underlying call options exercisable within 60 days of June 21, 2018, (iii) 1,911,000 shares directly beneficially owned by Blackwells and (iv) 516,500 shares underlying call options exercisable within 60 days of June 21, 2018.

(4)	Share ownership is as of March 31, 2018, as set forth in a Schedule 13F filed with the SEC on May 8, 2018. According to that filing, Towle & Co. is deemed to beneficially own 2,579,143 shares of SUPERVALU common stock and has sole voting and dispositive power with respect to all of such shares.

(5)	Share ownership is as of December 31, 2017, as set forth in a Schedule 13G filed with the SEC on February 9, 2018. According to that filing, Dimensional Fund Advisors LP is deemed to beneficially own 2,043,760 shares of SUPERVALU common stock, with sole dispositive power as to all of such shares and sole voting power as to 1,960,305 shares.

(6)	Share ownership is as of January 31, 2018, as set forth in a Schedule 13G filed with the SEC on February 14, 2018. According to that filing, Louis A. Amen beneficially owns 2,030,661 shares of SUPERVALU common stock and has sole voting and dispositive power with respect to all of such shares.

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SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of June 21, 2018 concerning beneficial ownership of SUPERVALU’s common stock by each of our directors and director nominees, for each of our executive officers named in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”) and for all of our current directors and executive officers as a group.

The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class
Donald R. Chappel	55,449		*
Irwin S. Cohen	36,640		*
Philip L. Francis	30,435 (3)		*
Eric G. Johnson	27,033		*
Mathew M. Pendo	12,061		*
Francesca Ruiz de Luzuriaga	10,547		*
Frank A. Savage	23,226		*
Mary A. Winston	8,642		*
Mark Gross	174,227		*
Rob N. Woseth	84,156		*
James W. Weidenheimer	13,069		*
Michael C. Stigers	63,671		*
Randy G. Burdick	83,072		*
Bruce H. Besanko	32,791		*
All current directors and executive officers as a group (15 persons)	637,363	1.6%

*	Less than 1%

(1)	All persons listed have sole voting and investment power with respect to all of the shares listed except the following non-employee directors who have sole voting power, but no investment power, over shares held in the SUPERVALU INC. Directors’ Deferred Compensation Plan (2009 Restatement), as follows: Mr. Chappel, 54,020 shares; Mr. Cohen, 36,640 shares; Mr. Francis, 29,578 shares; Mr. Johnson, 27,033 shares; Mr. Pendo, 12,061 shares; Ms. Luzuriaga, 9,833 shares; Mr. Savage, 23,226 shares; and Ms. Winston, 8,642 shares.

(2)	Includes shares underlying options exercisable or exercisable within 60 days of June 7, 2018, as follows: Mr. Gross, 167,760 shares; Mr. Woseth, 73,783 shares; Mr. Weidenheimer, 5,603 shares; Mr. Stigers, 51,450 shares; Mr. Burdick, 72,221 shares; and all current directors and executive officers as a group, 391,994 shares.

(3)	Includes 857 shares held in a trust for which Mr. Francis and his spouse serve as the trustees.

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IMPORTANT

Tell the Board what you think! Your vote is important. No matter how few shares of Common Stock you own, please give Blackwells your proxy FOR the election of the Nominees and in accordance with Blackwells’ recommendations on the other proposals on the agenda for the Annual Meeting by taking three steps:

●	SIGNING the enclosed GREEN proxy card;

●	DATING the enclosed GREEN proxy card; and

●	MAILING the enclosed GREEN proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GREEN voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Morrow Sodali at the address set forth below.

If you have any questions, require assistance in voting your GREEN proxy card,

or need additional copies of Blackwells’ proxy materials,

please contact Morrow Sodali at the phone numbers listed below.

Shareholders call toll free at (800) 662-5200

Banks and Brokers may call collect at (203) 658-9400

blackwells@morrowsodali.com

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SUPERVALU INC.

2018 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF BLACKWELLS CAPITAL LLC AND
THE OTHER PARTICIPANTS TO ITS SOLICITATION

THE BOARD OF DIRECTORS OF SUPERVALU INC.
IS NOT SOLICITING THIS PROXY

P R O X Y

The undersigned appoints Jason Aintabi and Michael Verrechia, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Supervalu Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2018 Annual Meeting of Shareholders of the Company scheduled to be held on Thursday, August 16, 2018, at 8:00 a.m., Central Time, at the Company’s headquarters located at 11840 Valley View Road, Eden Prairie, Minnesota, (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Blackwells Capital LLC and Jason Aintabi (together, “Blackwells”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “AGAINST” PROPOSAL 4 AND “FOR” PROPOSAL 5.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Blackwells’ solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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☒ Please mark vote as in this example

BLACKWELLS STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1, FOR PROPOSAL 3, AGAINST PROPOSAL 4, AND FOR PROPOSAL 5.  BLACKWELLS MAKES NO RECOMMENDATION WITH RESPECT TO HOW SHAREHOLDERS SHOULD VOTE WITH RESPECT TO PROPOSAL 2.

1.	Blackwells’ proposal to elect Richard A. Anicetti, Steven H. Baer, Robert C. Kreidler, Frank Lazaran, James J. Martell and Sandra E. Taylor as directors of the Company.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEE(S) EXCEPT WRITTEN BELOW
		☐	☐	☐
Nominees:	Richard A. Anicetti
Steven H. Baer
Robert C. Kreidler
Frank Lazaran
James J. Martell
Sandra E. Taylor

Blackwells does not expect that any of the nominees will be unable to stand for election, but, in the event that any nominee is unable to serve or for good cause will not serve, the shares of common stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, Blackwells has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares of common stock represented by this proxy card will be voted for such substitute nominee(s).

NOTE: If you do not wish for your shares of common stock to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEE(S) EXCEPT WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares of common stock will be voted for the remaining nominee(s).

2.	Company’s proposal to adopt the Agreement and Plan of Merger, dated as of June 7, 2018, by and among Supervalu Inc., Supervalu Enterprises, Inc. and Supervalu Merger Sub, Inc., included in the Company’s Proxy Statement/Prospectus as Appendix A.

☐ FOR                          ☐ AGAINST                          ☐ ABSTAIN

3.	Company’s proposal to ratify the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 23, 2019.

☐ FOR                          ☐ AGAINST                          ☐ ABSTAIN

4.	Company’s proposal to approve, on an advisory basis, the Company’s executive compensation.

☐ FOR                          ☐ AGAINST                          ☐ ABSTAIN

5.	Blackwells’ proposal calling for the Leadership Development and Compensation Committee of the Board to provide more robust disclosure concerning the use of the Company’s corporate aircraft each year in the Company’s annual proxy statement.

☐ FOR                          ☐ AGAINST                          ☐ ABSTAIN

DATED:____________________________

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

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